   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2000


                                                      REGISTRATION NO. 333-43408

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                ADSTAR.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                  7319                                 22-3666899
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)

                              4553 GLENCOE AVENUE
                                   SUITE 300
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 577-8255
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                 AREA CODE, OF REGISTRANT'S EXECUTIVE OFFICES)
                            ------------------------

                                LESLIE BERNHARD
                            CHIEF EXECUTIVE OFFICER
                                ADSTAR.COM, INC.
                              4553 GLENCOE AVENUE
                                   SUITE 300
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 577-8255
                           (310) 577-8266 (FACSIMILE)
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                 STEPHEN A. ZELNICK, ESQ.                                        JOHN HALLE, ESQ.
            MORSE, ZELNICK, ROSE & LANDER, LLP                                   STOEL RIVES, LLP
                     450 PARK AVENUE                                          900 S.W. FIFTH AVENUE
                    NEW YORK, NY 10022                                        PORTLAND, OREGON 97204
                      (212) 838-8040                                              (503) 294-9233
                (212) 838-9190 (FACSIMILE)                                  (503) 220-2480 (FACSIMILE)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                     AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED                 REGISTERED            SECURITY(1)              PRICE(1)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value(2)...........       2,300,000                $1.875               $4,312,500              $1,138.50
---------------------------------------------------------------------------------------------------------------------------------
Managing underwriter's warrants......         200,000                $  -0-               $      -0-                   $-0-(3)
---------------------------------------------------------------------------------------------------------------------------------
Common stock underlying the managing
  underwriter's warrants(4)..........         200,000                $ 2.25               $  450,000                $118.80
---------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee...............                                                                             $1,257.30
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act. Pursuant to Rule 457(c), the maximum offering price for the common stock is based upon the average of the high and low sales prices of the Common Stock on the Nasdaq on September 13, 2000 of $1.875.



(2) Includes 300,000 shares issuable upon exercise of underwriters' over-allotment option.



(3) No registration fee required pursuant to Rule 457(g) under the Securities
    Act.



(4) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the warrants.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2000



                               [ADSTAR.COM LOGO]



                        2,000,000 SHARES OF COMMON STOCK



     We are offering 2,000,000 shares of common stock.



     Our common stock is traded on The Nasdaq SmallCap Market under the symbol ADST. On September 13, 2000 the last reported sale price of our common stock on The Nasdaq Small Cap Market was $1.875 per share.


     INVESTING IN THE SHARES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                       PER SHARE                       TOTAL
--------------------------------------------------------------------------------------------------------
Public offering price.......................
Underwriting discounts and commissions......
Proceeds before expenses....................
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------


     We expect total cash expenses in connection with the offering to be approximately $250,000, which will include a nonaccountable expense allowance of 3% of the gross proceeds of this offering that will be paid to Paulson Investment Company, Inc., the managing underwriter of this offering. We have granted to the underwriters a 45 day option to purchase up to 300,000 additional shares to cover over-allotments. We will also grant to the managing underwriter a five-year warrant to purchase up to 200,000 additional shares.


                        PAULSON INVESTMENT COMPANY, INC.

                                          , 2000

     This Prospectus contains forward-looking statements based on our current expectations about our company and our business. You can identify these forward-looking statements because they usually contain words such as "expect," "believe," "plan," "intend," "anticipate" and other similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors described in the "Risk Factors" section and elsewhere in this Prospectus.

                                    SUMMARY

     You should read the following summary together with the more detailed information, financial statements and notes to financial statements appearing elsewhere in this Prospectus.

OUR BUSINESS

     AdStar has developed a one-stop marketplace on the Web for advertisers to buy classified ads. We enable advertisers, by accessing our Advertise123.com Web site, to compose, schedule, and purchase classified advertising from a large number of print and online publishers. Our service permits both professional and non-professional advertisers, including the general public, to create and submit to one or many publishers any number of ads, 24 hours a day, seven days a week, using any standard Web browser. Our Web-based service is an outgrowth of our historical business as the largest provider of remote entry for classified ads into newspapers in the United States.

     Since our initial public offering in December 1999, we have moved quickly to build a critical mass of publications accessible through Advertise123.com. Over the last six months, the number of print and online publications accessible at the end of the months specified below, the number of designated market areas ("DMAs") within the top 100 in the United States which we cover and, consequently, the number of transactions that we process online have grown as follows:


                                                          DEC-99    FEB-00    MARCH-00    JUNE-00
                                                          ------    ------    --------    -------
Print publications......................................     5         29         60          80
Number of top 100 DMAs covered..........................     3         10         31          50
Online publications.....................................     1         23         28          30
Transactions processed during the month.................   540      2,150      3,654       5,500


Now that we can offer advertisers a critical mass of publishers, we are primarily focused on our next goals: increasing transactions by advertisers on our Web site and enhancing the services offered on that site. Because we have only recently achieved substantial DMA coverage, revenues from our Web-based services have been small.

                                  THE OFFERING


Securities Offered............   2,000,000 shares of common stock. For more
                                 information, see "Description of Securities."



Common Stock Outstanding......   2,833,185 shares of common stock were
                                 outstanding on June 30, 2000. After the
                                 offering, there will be 4,833,185 shares outstanding excluding up to:


                                      - 1,150,000 shares underlying publicly
                                        traded warrants


                                      - 200,000 shares underlying warrants
                                        granted to Paulson Investment Company,
                                        Inc., as the managing underwriter in our initial public offering


                                      - 438,164 shares underlying outstanding
                                        options and other warrants; and


                                      - 200,000 shares underlying the managing
                                        underwriter's warrant


Risk Factors..................   An investment in the shares involves a high
                                 degree of risk. You should not consider this offer if you cannot afford to lose your entire investment. Please refer to "Risk Factors" for factors you should consider.


Use of Proceeds...............   The net proceeds from the offering, estimated
                                 to be approximately $2,450,000, will be used for sales and marketing, continued development and enhancement of Advertise123.com, and for working capital. For more information regarding how we will use the proceeds, please refer to "Use of Proceeds."



     NOTICE TO CALIFORNIA INVESTORS: Each purchaser or transferee of shares in California must meet, alone or with their spouse, one the following suitability standards:



        - gross annual income of $65,000 and a minimum net worth of $250,000; or



        - a minimum net worth, exclusive of home, home furnishings and automobiles, of at least $500,000.

                             SUMMARY FINANCIAL DATA

     The following tables set forth operations and balance sheet data for AdStar. This information should be read in conjunction with the Financial Statements and Notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.

STATEMENTS OF OPERATIONS DATA:


                                                                          SIX-MONTH PERIOD ENDED
                                        YEAR ENDED DECEMBER 31,                  JUNE 30,
                                 -------------------------------------   ------------------------
                                    1997         1998         1999          1999         2000
                                 ----------   ----------   -----------   ----------   -----------
                                                                               (UNAUDITED)
Revenues.......................  $1,148,233   $1,559,361   $ 1,685,144   $  781,043   $ 1,192,093
Cost of revenues...............     565,329      800,532     1,020,882      489,817     1,016,630
                                 ----------   ----------   -----------   ----------   -----------
  Gross profit.................     582,904      758,829       664,262      291,226       175,463
Sales and administrative
  expenses.....................     634,029      820,574     2,118,857      662,625     1,729,116
Development costs..............          --           --       904,009           --       760,804
Abandoned offering expenses,
  net..........................          --           --       171,854           --            --
                                 ----------   ----------   -----------   ----------   -----------
  Loss from operations.........     (51,125)     (61,745)   (2,530,458)    (371,399)   (2,314,457)
Interest income (expense),
  net..........................      (7,873)      (4,518)     (333,464)     (45,800)       32,297
                                 ----------   ----------   -----------   ----------   -----------
  Loss before taxes............     (58,998)     (66,263)   (2,863,922)    (417,199)   (2,282,160)
Provision for income taxes.....        (823)      (2,760)         (800)        (400)         (400)
                                 ----------   ----------   -----------   ----------   -----------
  Net loss.....................  $  (59,821)  $  (69,023)  $(2,864,722)  $ (417,599)  $(2,282,560)
                                 ==========   ==========   ===========   ==========   ===========
Loss per share -- basic and
  diluted......................  $    (0.04)  $    (0.05)  $     (1.90)  $    (0.28)  $     (0.81)
Weighted average number of
  shares -- basic and
  diluted......................   1,405,723    1,458,393     1,510,093    1,479,664     2,829,673


     The following table shows actual and as adjusted balance sheet data. The as adjusted information gives effect to:


     - the sale of 2,000,000 shares offered by us in this prospectus at an assumed public offering price of $1.50 per share;


     - payment of the underwriting discount and estimated offering expenses payable by us.

BALANCE SHEET DATA:


                                                                    JUNE 30, 2000
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
Cash and cash equivalents...................................  $1,662,991    $4,112,991
Working capital.............................................   1,386,229     3,836,229
Total assets................................................   2,924,850     5,374,850
Notes payable...............................................   1,100,000     1,100,000
Total liabilities...........................................   1,804,178     1,804,178
Total stockholders' equity..................................   1,120,672     3,570,672


                            ------------------------

     We were incorporated in New York in 1991 as the successor to a business that was started in 1986. On August 31, 1999 we reincorporated in Delaware. Our principal executive office is located at 4553 Glencoe Avenue, Suite 300, Marina del Rey, California 90292. Our telephone number is (310) 577-8255 and our Web site addresses are AdStar.com and Advertise123.com. Information contained on our Web sites is not a part of this prospectus.

     Unless otherwise indicated, all information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

                                  RISK FACTORS

     This offering involves a high degree of risk. Each prospective investor should carefully consider the risks described below and other information in this prospectus before making an investment decision.

OUR ONLINE BUSINESS HAS A LIMITED HISTORY AND MAY NOT BE SUCCESSFUL.

     We did not begin to offer our remote ad entry services over the Internet until June 1999 and offered only a limited number of publications in which to purchase classified advertising until March 2000. Moreover, we know of no other company that accepts classified ads online for publication both online and in print. Accordingly, we cannot guarantee that we will be able to generate the public interest necessary to sustain our business model. You must particularly consider the risks and difficulties frequently encountered by an early-stage business in a rapidly evolving market, which makes our ability to implement successfully our business plan uncertain. These risks include uncertainty as to whether we will be able to:

     - attract a large number of advertisers to our Web sites;

     - develop profitable pricing models for our transaction fees for ad placements over our Web sites;

     - increase awareness of our Advertise123.com brand;

     - maintain current and develop new distribution relationships with highly trafficked sites of Web publishers;

     - respond effectively to competitive pressures; and

     - attract, retain and motivate qualified personnel.

     Our failure to address these risks successfully will adversely affect our ability to attain profitability.

OUR UNPROVEN ONLINE BUSINESS MODEL MAY NOT GENERATE EXPECTED REVENUES.

     Because we have limited Internet experience, we cannot accurately forecast the source, magnitude or timing of our future revenues. Current expectations are that we will receive:

     - transaction fees for ads processed on our Web sites except where we agree to waive our fees in transactions between advertisers using our licensed software with newspapers paying us license fees;

     - fixed fees to be paid by online media clients;

     - fees from media and advertising companies who advertise on our Web sites; and

     - fees from advertisers and newspapers for statistical reports generated by data assembled from ads processed on our Web sites.

     Our expectations with respect to future revenues are principally based on our ability to attract advertisers and publications to our Web sites and thus facilitate ad placements through these sites. In particular, our assumption that we will not encounter any significant resistance by publishers to accepting Web-based ads obtained by us may be wrong. Publishers might view transactions in which we deduct a transaction fee as reducing the amounts they would receive if they obtained the ads directly. Conversely, advertisers may be reluctant to pay a mark-up to published classified advertising costs. If because of these factors, the revenues are not generated in the amounts and within the time periods necessary to sustain our operations our prospects for our online business will be seriously compromised.

WE HAVE A HISTORY OF LOSSES AND WE EXPECT CONTINUED LOSSES.

     For the years ended December 31, 1997, 1998 and 1999 we incurred net losses of approximately $60,000, $69,000, and $2,865,000 respectively. Our 1999 loss was principally attributable to expenses incurred in starting our online business. For the six months ended June 30, 2000 we incurred a net loss of $2,283,000. Our 2000 six-month loss was principally attributable to expenses incurred in expanding our online business. We expect to continue to incur losses until we are able to increase our Internet revenues significantly from transaction fees based on the number of ad purchases transacted on our Web sites. Our operating expenses are expected to continue to increase significantly in connection with our proposed expanded activities. Our future profitability will depend on our ability to increase our online advertiser base and transaction revenues while controlling our costs. We may not be able to achieve profitability.

GROWTH OF OUR HISTORICAL ADSTAR BUSINESS IS LIMITED.

     Our historical AdStar remote ad entry business is limited both in current size and growth potential due principally to the installation, training and on-going support costs at advertiser sites and the requirement that advertisers separately dial-up each publication in which they intend to buy an ad. Our ability to achieve sufficient revenues to justify the expectations of our investors is dependent on the success of our new online business which we believe eliminates these barriers. Our belief that we can successfully expand our business by migrating to a delivery system over the Internet may not be correct.

WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL REQUIRED TO GROW OUR BUSINESS.

     Our ability to grow depends significantly on our ability to attract advertisers to our Web sites, which means having an adequate advertising and marketing budget and adequate funds to continue to enhance our Web sites. We expect that the net proceeds from this offering together with our existing resources will be sufficient to meet our cash needs for at least 12 months. However, if the actual costs of attracting advertisers and enhancing our Web sites are higher than projected or the revenues from our new operations fall below our current expectations, we may need additional financing before the expiration of 12 months. In either event if our revenues are insufficient to provide the necessary cash flow for ongoing operations, we will need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies. We may not be able to raise needed cash on terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders. If sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans to the extent of available funding, which would have an adverse effect on the successful implementation of our planned business expansion.

OUR EARLY STAGE AND UNTESTED INTERNET OPERATIONS ARE PARTICULARLY VULNERABLE TO BREAKDOWNS IN SERVICE.

     As an early stage Internet business, we are particularly vulnerable to break downs and interruptions in our service which could disrupt our ability to provide continued and sustained support to advertisers and publishers. We have not yet suffered any serious breakdowns in service. However, as our service continues to be tested by repeated and continuous use our vulnerability to interruptions in service increases. If because of interruptions our customers and prospective customers lose faith in our ability to service their needs, they may choose more traditional means for placing their classified ads. If this were to occur, we will not be successful in building an online business.

THE SUCCESSFUL INTRODUCTION OF OUR ONLINE BUSINESS MAY DIMINISH THE VALUE OF OUR HISTORICAL LICENSED SOFTWARE BUSINESS, CAUSING MANY OF OUR NEWSPAPER CUSTOMERS TO TERMINATE OR NOT RENEW THEIR SOFTWARE LICENSE AGREEMENTS.

     Once our Web site is fully implemented, its versatility may encourage many of the more than 1,800 large advertisers currently using our AdStar software, to process their ad buys on Advertise123.com. This in turn may reduce the value of our licensed software to our newspaper customers which could discourage them from renewing their license agreements with us. We have experienced a decline in our revenues from our historical business from $1,559,000 in 1998 to $1,418,000 in 1999 and from $739,000 in the first six months of 1999 to $668,000 in the first six months of 2000. Our loss of any revenue source would need to be replaced with transaction fees from ad buys on our Web sites. The failure to replace license fees with transaction fees will adversely affect our revenue and cash flow. We received revenues from our Internet business of $267,000 in 1999 and $524,000 in the first six months of 2000.

OUR ONLINE BUSINESS COULD FACE COMPETITION FROM MANY SOURCES.

     We are unaware of any company which provides a centralized online sales channel for the selection, transaction and processing of classified ads in multiple print and online publications. Those publishers which accept and process ads by traditional means like telephone, facsimile transmission and printed copy submissions are potential competitors. Advertise123.com seeks to attract advertisers to its Web site to capture the transaction whereby they will select and process classified ads before they contact a publisher directly. Our ability to compete successfully will depend on the perceived convenience of our services, ease of use and the amount of fees we charge to process ads through Advertise123.com.

     In addition, companies not now in the business of providing online remote ad entry but possessing more capital resources than we do may seek to develop their own technology and enter into the business of offering a similar broad based, centralized online classified ad placement services to ours. Some of these companies could have longer operating histories, greater name recognition, larger customer bases and significantly greater technical and marketing resources than we have. As a result, they may be able to respond more quickly than us to new or emerging technologies and can devote greater resources than us to development, promotion and sale of their services. Faced with this type of competition, our ability to compete effectively and operate profitably cannot be assured.

WE MAY BE UNABLE TO MANAGE OUR GROWTH.

     Our business plan contemplates a sizable increase in the publications we offer on our Web sites, in the advertisers using our Web sites, in the distribution arrangements we enter into and in the number of transactions we process. We are trying to manage this growth while containing our employee growth. We contemplate growing from 38 employees at June 30, 2000 to 42 by December 31, 2000. In the event we need to increase the number of our employees beyond projected levels, we would place a significant strain on our managerial, operational and financial resources. In either event, to handle our projected growth in customer base and operations we must install and operate new and more complex accounting, management and telephone systems. We cannot guarantee that we will be able to manage effectively the expansion of our operations or that our personnel, systems, procedures and controls will be adequate to meet our anticipated future operations.

WE MAY NOT BE ABLE TO RETAIN KEY EXISTING EMPLOYEES OR ATTRACT THE LARGE NUMBER OF ADDITIONAL EMPLOYEES ESSENTIAL TO THE SUCCESS OF OUR NEW ONLINE BUSINESS.

     Our performance is substantially dependent on the performance of our senior management and key technical personnel and on our ability to attract the new Internet oriented employees required in the implementation of our business plan. Our success depends in the first instance on the continued efforts of our Chief Executive Officer, Leslie Bernhard, and of our Executive Vice President and Chief Technical Officer, Eli Rousso. The competition for Internet oriented people of the type we will be seeking is intense and we may be hard pressed to find the personnel needed as fast as we need them. If we are unable to retain our key existing employees or to attract, hire and assimilate the qualified employees we will be seeking, the growth of our online business will be arrested and we will not be able to meet the projected revenue increases within the time period contemplated in our business plan, if at all.

WE ARE VULNERABLE TO POTENTIAL LAWSUITS REGARDING AD CONTENT OR SYSTEM FAILURE.

     Because we facilitate the placement of advertisements in print and online publications, potential claims may be asserted against us for negligence, defamation or personal injury, or based on other theories, due to the nature of the content of these advertisements. Our technology does not contemplate our reviewing classified advertisements processed on our Web sites for libelous or other statements that might give rise to possible liability. This role has been fulfilled historically by each publication and we expect the publications will continue to monitor their ads.

     Although we carry general liability insurance, our coverage may not cover potential claims or may not be adequate to indemnify us fully. Any imposition of liability or legal defense expenses that are not covered by insurance or that are in excess of our insurance coverage could place a strain on our available cash resources, could seriously jeopardize the success of our business plan and could materially and adversely affect our financial position, results of operations and cash flows.

OUR LIMITED INTERNET EXPERIENCE MAY AFFECT OUR ABILITY TO DEAL EFFECTIVELY WITH TECHNOLOGICAL CHANGE.

     Our online business is characterized by:

     - rapidly changing technology;

     - evolving industry standards;

     - frequent new product and service announcements;

     - introductions and enhancements; and

     - changing customer demands.

     These market characteristics are heightened by the emerging nature of the Internet and Internet advertising and in particular by our limited experience and short operating history in this market. For these reasons, our future success depends on:

     - our ability to adapt the rapidly changing technologies to the needs of our advertising and publishing clients; and

     - our ability to continually improve the performance, features and reliability of our online services.

     Furthermore, we do not know if we will have the experience and talent to overcome technical difficulties that may arise from time to time that could delay or prevent the successful design, development, testing, introduction or marketing of solutions, or that any new solutions or enhancements to existing solutions will adequately meet the requirements of our current and prospective customers and achieve any degree of significant market acceptance. If we are unable, for technological or any other reasons, to develop and introduce new solutions or enhancements to existing solutions in a timely manner or in response to changing market conditions or customer requirements, or if our solutions or enhancements contain errors or do not achieve a significant degree of market acceptance, our financial position, results of operations and cash flows could be materially and adversely affected.

WE DO NOT OWN ANY PATENTS AND MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS.

     We believe that our future success will depend, in part, on our ability to develop proprietary rights with respect to our systems and services including domain names, trademarks, trade names, service marks and copyrights. This is particularly true with respect to our Web-based service technology. Although we are in the process of determining whether patent protection is available for certain aspects of our technology, we do not currently own any patents or patent applications on our technology and we have no assurance that our rights to that technology are patentable or otherwise protectable. Moreover there is no assurance that others might not develop alternate technologies that might be more effective than ours whether or not we obtain patent protection.

     We have recently begun to use the trademark and Internet domain name Advertise123.com and have applied for registration of the trademark. We cannot guarantee that our application for a registration of this trademark will be granted and, if granted, that it will not be successfully challenged by others or invalidated through administrative process or litigation. Further, if our Advertise123.com trademark application is not granted due to the prior rights of a third party we may not be able to obtain a license on commercially reasonable terms to allow us to continue to use this trademark.

     Despite our existing trademark rights in the marks AD-STAR, from use and registration, and Advertise123.com, from use and our proposed expanded federal protection for these marks, the marks remain susceptible to trademark infringement due to the frequent illicit use and piracy of trademarks by "cybersquatters" on the Internet. Although we own the domain names Advertise123.com and ADSTAR.com, there remains the risk that third parties will seek to register our marks AD-STAR and Advertise123 in the other "top level" domains, e.g., .org, .net, and .gov, or that they will register close copies of our marks that we may be unable to stop.

     Furthermore, we cannot guarantee that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

     If for any of the above reasons we are deprived of any proprietary rights to our technology or trade style our prospects for success may be seriously and adversely affected. See "Business -- Intellectual Property."

OUR OPERATIONS AND SERVICES ARE VULNERABLE TO NATURAL DISASTERS.

     Our operations and services depend on the extent to which our computer equipment and the telecommunications infrastructure of our third-party network providers is protected against damage from fire, earthquakes, power loss, telecommunications failures, and similar events. A significant portion of our computer equipment, including critical equipment dedicated to our Internet access is located in the Los Angeles area. Despite precautions taken by us and our third-party network providers, over which we have no control, a natural disaster or other unanticipated problems at our network hub, or a third-party network provider point of presence could cause interruptions in the services that we provide. If disruptions occur, we may have no means of replacing these network elements on a timely basis or at all. We do not currently maintain back-up Internet services or facilities or other back-up computing and telecommunications facilities. Extensive or multiple interruptions in providing users with Internet access are a reason for user decisions to stop using access services. Accordingly, any disruption of our services due to system failure could have an adverse effect on our business, results of operations and financial condition. Furthermore, we do not currently have any business disruption insurance.


WE RELY ON OUR CHIEF EXECUTIVE OFFICER AND CHIEF TECHNOLOGY OFFICER FOR THE DEVELOPMENT AND OVERSIGHT OF OUR BUSINESS.



     We are dependent on the continuing efforts of our President and Chief Executive Officer, Leslie Bernhard, and our Executive Vice President and Chief Technology Officer, Eli Rousso. Our business may be adversely affected if the services of either officer become unavailable to us. While we have obtained a key-man life insurance policy on the life of each of Leslie Bernhard and Eli Rousso in the amount of $850,000, this amount may not be sufficient to offset the loss of their services.



RELIANCE ON MAJOR CUSTOMERS.



     In 1999 CareerPath accounted for 14% of our revenues and in the six months ended June 30, 2000 CareerPath accounted for 29% of our revenues. We have entered into a three year agreement with CareerPath and expect that CareerPath will continue as a major customer in the foreseeable future. However, the loss of CareerPath as a customer could have a material adverse effect on the our business, financial condition and results of operations and the market price of the Common Stock. Please see "Business."


CONCENTRATION OF VOTING RIGHTS MAY PREVENT YOU FROM HAVING ANY VOICE IN CORPORATE AFFAIRS.

     Leslie Bernhard and Eli Rousso will each have voting rights with respect to 17.3% of our issued and outstanding shares of common stock after this offering. With these holdings, Ms. Bernhard and Mr. Rousso may be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing any change in how and by whom we are controlled.

OUR CORPORATE DOCUMENTS MAY LIMIT RIGHTS OF STOCKHOLDERS.

     Our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock without any further vote or action by our stockholders, and to determine the price, rights, preferences, privileges and restrictions, including voting rights of these shares. Since the preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights accompanying shares of our common stock, the rights of the holders of shares of common stock will be subject to, and may be adversely affected by, the superior rights of the holders of preferred stock.

     The issuance of preferred stock could also make it more difficult for a third party to acquire a majority of our outstanding voting stock. Furthermore, certain provisions of our Certificate of Incorporation, and certain provisions of our Bylaws and of Delaware law, could have the effect of delaying or preventing a change in control of the company which you may deem to be in the best interests of the company.

THE UNITS IN OUR INITIAL PUBLIC OFFERING MAY HAVE BEEN OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OF 1933.

     In a listing agreement with the managing underwriter in our December 1999 initial public offering, IPO.COM was authorized to include our prospectus on the IPO.COM Web site. The listing agreement neither authorized nor requested that any additional information about us be provided. However, IPO.COM provided, on other pages reachable from its Web site home page, summary material that it extracted from our prospectus, relating to us and our initial public offering. Those pages also provided a direct link to our Web site. If, the listing agreement created an agency relationship with the managing underwriter and, through the managing underwriter, with us, then the summary material contained on the IPO.COM Web site and the information contained in our Web site could be deemed to constitute a prospectus that does not meet the requirements of the Securities Act of 1933.

     If there was a violation of the Securities Act, then for a period of one year from the date of their purchase of units, investors in the recent offering could bring a claim against us and our underwriters. In that action investors would seek recovery of the consideration they paid for their units or, if these persons had already sold the units, for damages resulting from their purchase and sale of these securities. Recovery would be based on the theory that the summary materials or the materials contained in our Web site were offering materials for which we are responsible and which constitute a violation of the Securities Act. If plaintiffs were to prevail, then damages could total up to $6,900,000, plus interest, based on the initial public offering price of $6.00 per unit for 1,150,000 units and further assuming investors seek recovery or damages after a loss of their entire investment and all purchasers in the offering are entitled to this recovery. We are not aware that any investor in our initial public offering has asserted or is contemplating a claim based on these facts and we expect that investors would not be inclined to assert a claim for rescission or damages unless, during the one-year period following the date of their purchase of securities, the trading prices of the securities fall significantly below the initial public offering price. If litigation was instituted and if the plaintiffs were to prevail, our business, results of operations and financial condition would be harmed. However, we believe we have no material liability and would contest any action of this kind vigorously. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


YOUR INVESTMENT WILL BE SUBJECT TO IMMEDIATE DILUTION OF 53%.



     Following this offering the net tangible book value of a share of common stock will be $.71 and you will have paid $1.50 per share. As a result, you will experience immediate and substantial dilution of approximately $.79 per share, or 53% of the public offering price per share. Please see "Dilution."


RISK OF LOW-PRICED SECURITIES.

     The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price, as defined, of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions, including an exception of an equity security that is quoted on The Nasdaq Stock Market. If our shares of common stock are removed or delisted from The Nasdaq SmallCap Market, the security may become subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transactions prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered underwriter, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As such, the "penny stock" rules, in the event the company's securities are delisted from The Nasdaq SmallCap Market, may restrict the ability of stockholders to sell our common stock and warrants in the secondary market.

POSSIBLE DELISTING OF SECURITIES FROM NASDAQ.

     While the shares of common stock met current Nasdaq listing requirements when initially listed and are currently included on Nasdaq, there can be no assurance that we will meet the criteria for continued listing. Continued listing on Nasdaq generally requires that (i) we maintain at least $2,000,000 in net tangible assets, or $35,000,000 in market capitalization, or $500,000 in net income for either the last fiscal year, or two out of the last three fiscal years, (ii) the minimum bid price of the common stock be $1.00 per share, (iii) there be at least 500,000 shares in the public float valued at $1,000,000 or more, (iv) the common stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders. If we are unable to satisfy Nasdaq's maintenance requirements, our securities may be delisted from Nasdaq. In that event, trading, if any, in the common stock and warrants would be conducted in the over the counter market in the so called "pink sheets" or the NASD's "OTC Bulletin Board." Consequently the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts and new media coverage of the company, and lower prices for our securities than might otherwise be obtained.

                                USE OF PROCEEDS


     The net proceeds to us from the sale of shares being offered by this Prospectus, assuming a public offering price of $1.50 per share, are estimated to be $2,450,000 after deducting the underwriting discounts and estimated offering expenses. The following table sets forth the principal categories of expense for which the offering proceeds are to be used, based on our current budget. We expect that our actual allocation of proceeds will vary, possibly substantially, from our current budget as a result of unforeseen developments.



                                                              APPROXIMATE     APPROXIMATE PERCENTAGE
ALLOCATION OF NET PROCEEDS                                   DOLLAR AMOUNT       OF NET PROCEEDS
--------------------------                                   -------------    ----------------------
Sales and marketing........................................   $1,350,000                55%
Product development and enhancement........................    1,000,000                41%
General corporate purposes including working capital.......      100,000                 4%
                                                              ----------               ---
Total......................................................   $2,450,000               100%


     Sales and marketing includes electronic, print media and direct mail advertising as well as marketing efforts directed at advertisers, publishers and prospective strategic partners.

     Product development and enhancement includes expanding site capability, creating more user options, adding services for advertisers and making the site more attractive to higher volume advertisers.

     The remaining net proceeds will be used for general corporate purposes, including working capital and capital expenditures. The amounts we actually expend for general corporate purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under "Risk Factors." Our management will retain broad discretion in the allocation of the net proceeds of this offering. A portion of the net proceeds may also be used for strategic partnerships or to acquire or invest in complementary businesses, technologies or product lines. We have no current agreements or commitments and we are not currently engaged in any negotiations with respect to any acquisitions. Pending these uses, the net proceeds of this offering will be invested in short term, interest-bearing, investment grade securities.

                          PRICE RANGE OF COMMON STOCK

     Our common stock commenced trading on The Nasdaq Small Cap Market under the symbol "ADST" on January 18, 2000. The following table sets forth, for each of the periods indicated, the high and low closing bid prices per share as reported on The Nasdaq Small Cap Market. These quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                                                              CLOSING BID PRICES
                                                              ------------------
2000                                                            HIGH       LOW
----                                                          --------    ------
First quarter...............................................  $10.875     $6.25
Second quarter..............................................    7.125      3.25
Third quarter (through September 14)........................    4.750     1.625
                                                              -------     -----



     For a recent closing sale price of our common stock, please see the cover page of this prospectus. As of September 14, 2000 we had 17 holders of record of our common stock.


                                DIVIDEND POLICY

     Through June 30, 1999 we were a "Sub S" corporation for income tax purposes, owned by persons active in the business. From time to time we declared and paid cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends on our common stock in the foreseeable future.


                                    DILUTION



     The net tangible book value of AdStar as of June 30, 2000 was $977,421, or approximately $.34 per share of common stock. The net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock as of June 30, 2000.



     After giving effect to the sale of 2,000,000 shares offered in this prospectus at an assumed public offering price of $1.50 per share and after deducting the estimated underwriting discount and expenses payable of this offering, our net tangible book value would be $3,427,421, or approximately $.71 per share, representing an immediate increase in net tangible book value of approximately $.37 per share to the existing stockholders and an immediate dilution of approximately $.79 or 53% per share to new investors.



     The following table illustrates the above information with respect to dilution to new investors on a per share basis:



Public offering price.......................................             $1.50
  Net tangible book value at June 30, 2000..................    $0.34
  Increase in net tangible book value attributable to new
     investors..............................................    $0.37
Net tangible book value after offering......................             $0.71
                                                                         -----
Dilution to new investors...................................             $0.79
                                                                         =====

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2000.

     - on an actual basis;

     - on an as adjusted basis to give effect to:


      - the sale of the 2,000,000 shares offered by us in this prospectus assuming a public offering price of $1.50 per share; and


      - payment of the underwriting discounts and estimated offering expenses that we will pay.


                                                                ACTUAL       AS ADJUSTED
                                                              -----------    -----------
Note payable................................................  $ 1,100,000    $ 1,100,000
                                                              -----------    -----------
Stockholders' equity:
  Preferred stock, par value $0.0001; authorized 5,000,000
     shares; none issued and outstanding....................
  Common stock, par value $0.0001; authorized 10,000,000;
     shares issued and outstanding: 2,833,185 actual;
     4,833,185 as adjusted(1)...............................          283            483
  Additional paid-in capital................................    5,963,020      8,412,820
  Deferred compensation.....................................     (112,948)      (112,948)
  Accumulated deficit.......................................   (4,729,683)    (4,729,683)
                                                              -----------    -----------
     Total stockholders' equity.............................    1,120,672      3,570,672
                                                              -----------    -----------
     Total capitalization...................................  $ 2,220,672    $ 4,670,672
                                                              ===========    ===========


---------------

(1) Excludes (i) 348,163 shares issuable upon the exercise of stock options granted to employees, (ii) 200,000 shares issuable on the exercise of warrants issued to the managing underwriter in our initial public offering,
    (iii) 90,001 shares issuable upon the exercise of warrants, (iv) 1,150,000 shares issuable on the exercise of warrants sold in our initial public offering in December 1999, and (v) 200,000 shares issuable upon the exercise of warrants to be issued to the managing underwriter in this offering.

                            SELECTED FINANCIAL DATA

     The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The statement of operations data for each of the years in the three-year period ended December 31, 1999, and the balance sheet data at December 31, 1999, are derived from financial statements of AdStar.com, Inc., which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included elsewhere in this Prospectus. The statement of operations data for the six month periods ended June 30, 1999 and 2000, and the balance sheet data for June 30, 2000 are derived from unaudited financial statements of AdStar.com, Inc. The unaudited financial statements have been prepared on substantially the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operations for such periods. historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of results for the entire year.

STATEMENTS OF OPERATIONS DATA:


                                                                             SIX-MONTH PERIOD ENDED
                                            YEAR ENDED DECEMBER 31,                 JUNE 30,
                                     -------------------------------------   -----------------------
                                        1997         1998         1999         1999         2000
                                     ----------   ----------   -----------   ---------   -----------
                                                                                   (UNAUDITED)
Revenues...........................  $1,148,233   $1,559,361   $ 1,685,144   $ 781,043   $ 1,192,093
Cost of revenues...................     565,329      800,532     1,020,882     489,817     1,016,630
                                     ----------   ----------   -----------   ---------   -----------
  Gross profit.....................     582,904      758,829       664,262     291,226       175,463
Sales and administrative
  expenses.........................     634,029      820,574     2,118,857     662,625     1,729,116
Development costs..................          --           --       904,009          --       760,804
Abandoned offering expenses, net...          --           --       171,854          --            --
                                     ----------   ----------   -----------   ---------   -----------
  Loss from operations.............     (51,125)     (61,745)   (2,530,458)   (371,399)   (2,314,457)
Interest income (expense), net.....      (7,873)      (4,518)     (333,464)    (45,800)       32,297
                                     ----------   ----------   -----------   ---------   -----------
  Loss before taxes................     (58,998)     (66,263)   (2,863,922)   (417,199)   (2,282,160)
Provision for income taxes.........        (823)      (2,760)         (800)       (400)         (400)
                                     ----------   ----------   -----------   ---------   -----------
  Net loss.........................  $  (59,821)  $  (69,023)  $(2,864,722)  $(417,599)  $(2,282,560)
                                     ==========   ==========   ===========   =========   ===========
Loss per share -- basic and
  diluted..........................  $    (0.04)  $    (0.05)  $     (1.90)  $   (0.28)  $     (0.81)
Weighted average number of
  shares -- basic and diluted......   1,405,723    1,458,393     1,510,093   1,479,664     2,829,673


BALANCE SHEET DATA:

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------   ----------
Cash and cash equivalents...................................  $  5,602,493   $1,662,991
Working capital.............................................     3,756,122    1,386,229
Total assets................................................     6,809,972    2,924,850
Notes payable, net of current portion.......................     1,100,000    1,100,000
Total liabilities...........................................     3,543,662    1,804,178
Total stockholders' equity..................................     3,266,310    1,120,672

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Prospectus. This discussion contains forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

OVERVIEW

     We have developed a one-stop marketplace on the Web for advertisers to buy classified ads. We enable advertisers, by accessing our Web site on their computers, to compose, schedule and purchase classified advertising from a large number of print and online publishers. Our service permits both professional and non-professional advertisers, including the general public, to create and submit to one or many publishers any number of ads, 24 hours a day, seven days a week, using any standard Web browser.

     This new Web-based service is an outgrowth of our historical business that, since 1986, has offered professional advertisers the ability to place ads electronically with a number of the largest newspapers in the United States based on circulation. Using this system, we have become the largest provider of remote entry for classified ads into newspapers in the United States.

     In 1999 we commenced our transition from software provider to an Internet marketplace for print and online classified advertising. We received our first transaction fees from Internet business in June 1999 with one online publication available on the site. By the end of the year we had five print and one online publications available on the site and Internet revenues accounted for approximately 16% of our total revenues for the year ended December 31, 1999. In addition, we processed approximately $550,000 of classified advertising through our classified advertising marketplace, Advertise123.com, and private-label sites.

     In the first six months of 2000 we have moved rapidly to build a critical mass of publications on our Web site. On February 23, 2000, we announced that we had publications available to advertisers on Advertise123.com that enabled them to place ads in the top 10 designated market areas, or DMAs, in the U. S. On March 15, 2000, we announced that we had expanded market coverage to the top 20 DMAs; on March 29, 2000 we had expanded coverage to the top 31 DMAs; and on June 1, 2000 we had expanded coverage to the top 50 DMAs. By the end of the second quarter we had approximately 80 print and 30 online publications available on our Web site, and Internet revenues comprised 44% of our revenues for the six months ended June 30, 2000. In addition we processed approximately $1,612,000 of classified advertising through Advertise123.com and private-label sites in the six-month period.

     Now that we can offer advertisers a critical mass of publishers, we are focused on bringing advertisers to our site to increase transaction volume and enhancing the services offered on that site. To bring more advertisers to publishers through our Web site, we have established relationships with publishers, vertical online Web sites in the major classified advertising categories, with an auction tools site and with search engine sites who will provide their customers with easy access to our site. Additionally we began an advertising program in the latter part of July 2000 in high traffic Web environments.

     Revenues from our software business consist of licensing fees and fees for advertiser service and support charged to publishers. In our Web-based service our charges are currently based on the advertising fee charged by the publisher. In certain cases we receive a percentage of the advertising fee charged by the publisher and in others we mark-up the advertising fee and are paid by the advertiser. We expect that in the future some of our revenues could be based on a fixed transaction fee as well. As our business continues its transition from a software service fee model to a transaction fee based model, there are likely to be material changes in our financial statements, including changes in revenue recognition policies, gross margin, timing of cash flows and volume of accounts receivable as a percentage of revenues.

     Our level of revenues had been generally sufficient to support our historical business. In developing our Web-based system we began to incur expenses in 1998 that could not be offset by the revenues generated by our historical business. These expenses caused us to incur losses in 1998 and 1999 and in the first six months of 2000. We intend to continue to make significant financial investments to support publishers on our Web site, Advertise123.com, for content development, technology and infrastructure development and marketing and advertising expense. As a result, we believe that we will incur operating losses and negative cash flows from operations before the build-up in revenues from our Internet business offsets anticipated increases in expense. Because we have limited Internet experience, we cannot accurately forecast the source, magnitude or timing of our future revenues and therefore cannot forecast if or when we will return to profitability.

     Through June 30, 1999, we had elected to be taxed under Subchapter S of the Internal Revenue Code of 1986. Effective July 1, 1999, we have been taxed as a Subchapter C corporation, and therefore pay tax on our income, if any, at the corporate level. This tax will be recorded as an expense and will affect our operating results. Because we were a Subchapter S corporation through June 30, 1999, we have accumulated loss or credit carryforwards only since that date that are usable to offset future income, if any. As a result of these changes, our historical financial statements are not necessarily reflective of future operating results.

RESULTS OF OPERATIONS

     The following table sets forth the results of operations expressed as a percentage of revenues:

                                                                                      SIX MONTHS
                                                         YEAR ENDED DECEMBER 31,    ENDED JUNE 30,
                                                         -----------------------    --------------
                                                         1997     1998     1999     1999     2000
                                                         -----    -----    -----    -----    -----
Revenues...............................................   100%     100%     100%     100%     100%
Cost of revenues.......................................    49%      51%      61%      63%      85%
                                                          ---      ---     ----      ---     ----
Gross profit...........................................    51%      49%      39%      37%      15%
Sales and administrative expenses......................    55%      53%     126%      85%     145%
Development costs......................................    --       --       54%      --       64%
Abandoned offering expenses, net.......................    --       --       10%      --       --
                                                          ---      ---     ----      ---     ----
Loss from operations...................................    (4)%     (4)%   (150)%    (47)%   (194)%
Interest income (expense), net.........................    (1)%     --      (20)%     (6)%      3%
                                                          ---      ---     ----      ---     ----
Loss before taxes......................................    (5)%     (4)%   (170)%    (53)%   (191)%
Provision for taxes....................................    --       --       --       --       --
                                                          ---      ---     ----      ---     ----
Net loss...............................................    (5)%     (4)%   (170)%    (53)%   (191)%

SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999

     Revenues. Revenues increased to approximately $1,192,000 for the six-month period ended June 30, 2000 from $781,000 in the comparable 1999 period, representing 53% growth. This increase was due to the recording of Internet revenues of approximately $524,000 in the 2000 period versus $30,000 in the 1999 period. We earned our first Internet revenues in June 1999. Internet revenues represented approximately 44% of our total revenues in the first six months of 2000. As we shifted our focus in 1999 to our Website, we also shifted resources from building our software service business. Consequently, software installation, license and end-user support revenues (referred to as "service revenues") were down 2% to approximately $617,000 for the 2000 period compared with approximately $651,000 for the comparable 1999 period. While we expect to continue to recognize service revenues from existing and potential new software licensing contracts, we expect that Internet transaction based revenues will eventually become our principal source of revenues. Hardware sales were approximately $51,000 in the first six months of 2000 compared with approximately $88,000 in the 1999 period.

     Cost of Revenues. Cost of revenues consists primarily of payments to publications for Internet transactions on our Website, credit card processing costs for transactions on our Website, costs to configure and install the AdStar software into the publishing systems of newspapers, to configure end-user software for the newspaper's advertiser clients, to provide customer training and end-user support and payment for hardware and royalty fees. These costs increased to approximately $1,017,000 for the first six months of 2000 compared with $490,000 for the comparable 1999 period. Cost of Internet transactions was $479,000 in 2000, representing payments to publications and credit card companies and processors. In the comparable 1999 period, Internet transaction costs amounted to $27,000. Personnel costs associated with cost of revenues rose 25% to $305,000 in 2000 compared with $244,000 in 1999 for added technical support and end user support staff and associated recruitment expenses necessary to grow our business. Hardware expense decreased to $46,000 in 2000 from $78,000 in 1999. We view sales of hardware as an accommodation to our clients coincident to the installation of our software in the front-end publishing systems of newspapers. Royalty expense relating to our fax product increased to $56,000 in 2000 from $18,000 in 1999, due to the timing of installations. Cost of revenues increased as a percentage of revenues because our Web business is a higher volume, lower margin business than our service business.

     Sales and Administrative Expenses. Sales and administrative expense consists primarily of salaries of business development personnel, sales and marketing personnel, executive and administrative personnel, and other advertising and sales promotion, marketing, trade show and travel expense. These personnel expenses increased to $805,000 in the first half of 2000 from $382,000 in 1999, representing a tripling in our marketing personnel and the employment of temporary personnel to expand our business. Our personnel additions were primarily for marketing, business development and operations for our Web-based service. We expect to incur additional sales and administrative expenses as we hire additional personnel and as we develop our Web-based service. Travel expense, primarily associated with business development and investor relations, increased to $174,000 in the 2000 period from $87,000 in the comparable 1999 period. Our advertising, sales promotion and trade show expense grew to $221,000 in the 2000 period compared with $41,000 for the same period in 1999 reflecting our increased business development efforts.

     Development Costs. Development costs of $761,000 for the first six months of 2000 represent expenses to design, configure and build our branded and private label sites. The primary components of this expense were technical and design consultant fees of $336,000 and employee expense of $298,000. There were no such expenses in the comparable prior period.

     Interest Income (Expense), Net. Interest income was $74,000 in the first half of 2000 attributable to investment available cash in short-term time deposits and money market accounts at commercial banks. Interest expense was $42,000 in the first six months of 2000 compared with $46,000 in 1999. The interest expense in 1999 pertained to $1,050,000 principal amount of 12% convertible notes issued in March and April 1999 and a 10% note in the amount of $752,000 issued in March 1999. The 12% convertible notes were converted into common stock in December 1999 when we closed our initial public offering and the 10% note was repaid from the proceeds of that offering in January 2000. The interest expense in 2000 related primarily to our 6% note payable issued in October 1999.

YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

     Revenues. Revenues increased to approximately $1,685,000 for 1999 from $1,559,000 in 1998 and $1,148,000 for 1997. These levels represent growth of approximately 8% for 1999 over 1998 and 36% for 1998 over 1997. The increase in 1999 was due primarily to the recording of our first Internet revenues, beginning in June 1999, of $267,000. Internet revenues represented approximately 16% of our total revenues in 1999. As we shifted our focus in 1999 to our Website, we also shifted resources from building our software service business. Consequently, software installation, license and end-user support revenues (referred to as "service revenues") declined to $1,286,000 for 1999 from $1,465,000 for 1998. The increase in revenue from 1997 to 1998 was due primarily to the large volume of installation work performed in 1998 for new and existing customers. Three customers installed the AdStar fax system to complement their pre-existing basic systems and one additional existing customer upgraded its system. Additionally, two new customers were added in 1998. While we expect to continue to recognize service revenues from existing and potential new software licensing contracts, we expect that Internet transaction based revenues will increase at a faster rate than service revenues and will eventually become our principal source of revenues. Hardware sales were approximately $132,000 in 1999, $94,000 in 1998 and $8,700 in 1997.

     Cost of Revenues. Cost of revenues consists primarily of payments to publications for transactions placed on our Website system, payments for credit card processing for transactions placed on our Website, payments to configure and install the AdStar software into the publishing systems of newspapers, to configure end-user software for the newspaper's advertiser clients, to provide customer training and end-user support, and to pay costs of hardware sales and royalty fees. These costs increased to approximately $1,020,000 for 1999, as compared with approximately $801,000 in 1998. Cost of Internet transactions was $231,000, representing payments to publications and credit card companies and processors. Personnel costs associated with cost of revenues increased by 26% to $428,600 in 1999 compared with $339,000 in 1998 as we added technical support and end user support staff. Hardware expense increased to $116,000 in 1999 from $86,000 in 1998. These increases were offset in part by a reduction in royalty expense relating to the fax product to $17,000 in 1999 from $100,000 in 1998 due to the timing of installations. Cost of revenues increased as a percentage of net revenues because our Web business is a higher volume lower margin business than our service business and also due to increases in hardware sales at a lower margin than our service revenues. We view sales of hardware as an accommodation to our clients coincident to the installation of our software in the front-end publishing systems of newspapers. Cost of revenues increased by 42% in 1998 to $801,000 from $565,000 in 1997. As a percentage of net revenues, cost of revenues increased by 2% from 1997 to 1998 as a result of an increase in lower margin hardware sales.

     Sales and Administrative Expenses. Sales and administrative expense consists primarily of salaries of business development personnel, sales and marketing personnel, executive and administrative personnel, and other advertising and sales promotion, marketing, trade show and travel expense. These personnel costs increased to $907,000 in 1999 from $415,000 in 1998, primarily because of the addition of business development personnel for our Web-based service. We expect to incur additional sales and administrative expenses as we hire additional personnel and incur additional expenses related to the development of our Web-based service. Travel expense, primarily associated with business development, increased to $321,000 in 1999 from $110,000 in 1998. Accounting and legal fees grew to $203,000 in 1999 from $35,000 in 1998 as we made the transition from a private company to a publicly owned company. Sales and administrative expense increased by approximately 29% to $821,000 in 1998 compared with $634,000 in 1997. The primary factors accounting for the increase were compensation and recruitment costs that increased to $415,000 in 1998 from $374,000 in 1997 and travel expenses that increased from $40,000 in 1997 to $110,000 in 1998.

     Development Costs. Web site development costs in 1999 represented expenses to design, configure and build our branded and private label sites. The primary components of this expense were technical and design consultant fees of $508,000 and employee expense of $303,000.

     Abandoned Offering Expenses, Net. In September 1999, a proposed public offering of our securities was declared effective but did not close. In connection with that offering we incurred expenses of approximately $672,000. We also received $500,000 in reimbursement of expenses from the representative of the underwriters, which has been recorded net of the actual expenses incurred.

     Interest Expense. Interest expense increased for 1999 to $333,000 from $4,500 in 1998 due to the issuance by us of $1,050,000 of 12% convertible notes in March and April 1999, a 10% note for $751,710 to purchase the technology intellectual property and software rights for the AdStar technology and a 14% note for $850,000 issued in July 1999. We also amortized $138,000 of debt discount related to the issuance of the 14% note. The 12% convertible notes were converted into common stock in December 1999 when we closed our initial public offering. We repaid the 14% and 10% notes with proceeds from that offering in December 1999 and January 2000, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 2000, we had cash and cash equivalents of approximately $1,663,000.

     Net cash used in operations was approximately $2,853,000 for the first six months of 2000 compared with $762,000 for the comparable 1999 period. The difference is due primarily to the sizable net loss from operations in 2000 as we built out our Web presence compared to the smaller net loss in 1999 when we were developing our Web site for its initial commercial application. Also during the 2000 period cash of $859,000 was used to reduce accounts payable largely attributable to the costs related to our initial public offering completed in December 1999. Net cash used in investing activities increased to $402,000 in the six-month period in 2000 compared with $277,000 in the comparable period in 1999 resulting from the purchase and development of computer equipment and related infrastructure for our Web-based system. Net cash used in financing activities was approximately $685,000 during the six-month period in 2000 compared to $1,062,000 provided by financing activities in the comparable period in 1999. The activity in 2000 primarily reflects repayment of notes payable of $750,000 partially offset by proceeds of an equipment lease financing through Imperial Bank of $68,000. The equipment lease financing is part of a $100,000 line of credit. In March and April 1999, we sold $1,050,000 of our 12% convertible notes in a private placement. These notes converted to common stock in December 1999 upon the closing of our initial public offering. At June 30, 2000, we had no material commitments for capital expenditures. Over the next 12 months we do not expect that our capital expenditures will exceed $200,000.

     We anticipate that our operating expenses will continue to run at a level in excess of our revenues as we continue to build our presence among publishers and advertisers. Additionally we may evaluate from time to time possible investments in new businesses, products and technologies to build our business. We expect that as our revenues trend upward and we monitor our costs closely, our available funds will be sufficient to meet our anticipated needs for working capital and capital expenditures. We can not guarantee, however, that the assumed increases in our levels of revenue will occur in a timely manner or that we will be able to contain our costs in accordance with our plans. We may need to seek additional funding through public or private financings or other arrangements. Adequate funds may not be available when needed or may not be available on terms favorable to us. If additional funds are raised through the issuance of equity securities, dilution to existing stockholders may result. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material and adverse effect on our financial position, results of operations and cash flows.

     Net cash used in operations was approximately $1,599,000 for 1999 compared with net cash provided by operations of $98,600 for 1998. The difference is due primarily to the sizable net loss from operations in 1999 compared to the small net loss in 1998. Net cash used in investing activities increased to $406,000 in 1999 compared with $25,500 in 1998 resulting from the purchase and development of computer equipment and related infrastructure for our Web-based system. Net cash provided by financing activities was approximately $7,500,000 during 1999 compared to $30,600 used in financing activities in 1998. The activity in 1999 reflects the repayment of three sets of notes and the initial public offering of our common stock. In March and April 1999, we sold $1,050,000 of our 12% convertible notes in a private placement. These notes converted to common stock in December 1999 upon the closing of our initial public offering. Also in March 1999, we purchased the technology, intellectual property and software rights related to the AdStar technology for approximately $752,000 by the issuance of a 10% note. This note was payable in monthly installments of $8,333 comprising principal and interest. We repaid this note from the proceeds of our initial public offering in January 2000. In July 1999, we borrowed $850,000 from InterEquity Capital Partners, L.P. a small business investment company. The loan bore interest at 14% per annum and was repayable in 54 equal installments commencing six months after the date of issuance. The holder of the note also received 22,534 shares of our common stock. We repaid this note from the proceeds of our initial public offering in December 1999. In October 1999 we sold $1,100,000 of our 6% note to Paulson Investment Company, the parent company of the managing underwriter in our public offering. This note is due in October 2001. In December 1999 we consummated a public offering of 1,150,000 units, comprised of one share of our common stock and one warrant to purchase one share of our common stock for gross proceeds of $6,900,000 and net proceeds of $5,391,000.

     Prior to 1999 we financed our business primarily from cash generated by operations. Net cash provided by operations was approximately $98,600 for 1998 compared to net cash used in operations of $12,800 in 1997, primarily because of an increase in accounts payable and accrued expenses offset by a reduction in deferred revenue in 1998. Net cash used in investment activities increased to $25,500 in 1998 from $12,900 in 1997.

The difference is attributable to an increase in the purchase of equipment to support additional personnel. Net cash used in financing activities was approximately $30,600 in 1998 compared with cash provided by financing activities in 1997 of $1,500. Principally, these activities involved proceeds from, and repayments of, capitalized leases or notes payable.

YEAR 2000 READINESS

     Many existing computers and computer programs could have malfunctioned or failed completely when processing dates past the year 1999 because they used only the last two digits of the year, for example, "98" or "99". This means, for example, that they could not distinguish between the year 2000 and the year 1900, both of which would be referred to as "00". To date we have experienced no disruptions due to year 2000 issues.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101") "Revenue Recognition in Financial Statements" which contain the SEC Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. We are currently evaluating the impact, if any, on our financial statements.

     In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 ("FIN 44") Accounting for Certain Transactions Involving Stock Based Compensation -- an interpretation of APB No. 25." FIN 44 clarifies the accounting for stock based compensation in certain issues. We do not believe that FIN 44 will have a material effect on our financial statements.

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

                                    BUSINESS

     AdStar has developed a one-stop marketplace on the Web for advertisers to buy classified ads. We enable advertisers, by accessing our Advertise123.com Web site, to plan, schedule, compose and purchase classified advertising from a large number of print and online publishers. Our service permits both professional and non-professional advertisers, including the general public, to create and submit to one or many publishers any number of ads, 24 hours a day, seven days a week, using any recognized Web browser.

     Our new Advertise123.com Web site was launched in June 1999. It permits any prospective advertiser, individual or commercial, with Internet access, to:

     - select print and online publications for ad placement;

     - compose and format ads;

     - preview ads;

     - schedule publication dates;

     - price and pay for ads at standard rates; and

     - electronically submit ads to publications.

THE CLASSIFIED ADVERTISING MARKET

     Classified newspaper advertisements consist of small to full page print and combined print and graphic or pictorial advertisements that appear in designated sections and are organized by category. The principal categories of classified ads are employment, automotive and real estate. Classified ads generated approximately $18.6 billion in revenues for the approximately 1,500 daily newspapers in the United States in 1999. These figures do not include classified advertising in 7,200 weekly newspapers in the United States. Online classified advertising in 1999 was estimated at $300 million. Classified ads are placed by advertising agencies, large and small businesses and individuals. Some large volume advertisers enter into contractual relationships with publishers providing for discounted rates in return for volume commitments.

     Classified advertising in newspapers represents one of the highest margin revenue sources for newspapers. Although the market for classified advertising online is relatively new, it is growing rapidly.

     Most classified ads are placed by the advertiser or its agent directly with a newspaper by telephone, fax, e-mail, mail or messenger. The process can be cumbersome, time consuming and inefficient. Ads placed in this way are susceptible to error and misunderstanding in the voice or fax transmission or in re-keying print submissions; they may require multiple phone calls or faxes especially if ads are being placed in more than one newspaper; they require familiarization with each newspaper's separate printing and pricing practices; access both by phone and fax may be available only during limited business hours and even then access may be difficult in periods of heavy phone activity or facsimile transmission activity and there is much duplication of work between the advertiser and the newspaper.

OUR HISTORICAL BUSINESS -- THE ADSTAR REMOTE AD ENTRY SOLUTION

     Since 1986 we have enabled large advertisers and ad agencies to place classified ads electronically in a limited number of large circulation newspapers at which we have installed proprietary software which we developed. However, because of the high cost of installation, training and on-going support at advertiser sites, our system has not been available to many advertisers or smaller newspapers.

     In our historical business, we collect no fees from advertisers. Our clients are large metropolitan newspapers to which we license our technology. Our license agreements with newspapers are for terms of three to ten years. We charge fixed license and maintenance fees and installation charges, based on circulation and unrelated to the amount of advertising revenue generated by our licensed technology. License fees range from $25,000 to $100,000 for the first year and from $6,000 to $18,000 for years two through ten. User support fees generally range between $6,000 to $30,000 per year during the life of a contract. Installation fees usually are between $15,000 and $30,000, excluding hardware costs. We also offer a fax management system, for fixed fees also based on circulation under which faxed ads are received, logged, stored, converted into text files and edited on split-screens at the newspaper. License fees range from $20,000 to $80,000 for the first year and from $6,000 to $16,500 for years two through ten. Implementation fees generally range from $15,000 to $30,000, excluding hardware costs.

     Our 43 current newspaper customers account for approximately 25% of the total 1999 Sunday newspaper circulation in the United States. These newspapers include major metropolitan newspapers including The Chicago Tribune, The Washington Post, The (Newark) Star Ledger, The Los Angeles Times, The Denver Post, The Miami Herald, The Philadelphia Inquirer, The (New York) Daily News and The (Atlanta) Journal-Constitution as well as smaller suburban and regional newspapers like the Ventura County (CA) Star and (NJ) Courier Post. In 1999, more than 1,800 advertiser locations, including advertising agencies like Bernard Hodes Advertising, TMP Worldwide, Shaker Advertising, Nationwide Advertising, and Austin Knight Advertising and large direct advertisers like Century 21, Coldwell Banker, Ford and General Cinema, placed, by our estimate, classified advertising valued at more than $175 million in newspaper revenue with our newspaper customers through our AdStar system. However, this volume represents less than 1% of the $18.6 billion in newspaper classified advertising sold in 1999.

OUR MISSION AND GOAL

     We believe that by utilizing the Internet, we can make online buying of classified advertising available to virtually all newspapers and advertisers. The Advertise 123.com Web-based business we established to achieve this goal is a natural extension of our historical business. It leverages our knowledge and experience in classified advertising to establish our credibility in the Web-based ad taking business. Based on our background and experience we believe that we are uniquely positioned to establish Advertise123.com as a leading online e-commerce marketplace for publishers and classified advertisers to transact business. To realize this goal we have begun to:

     - build our online presence by covering the top DMAs in the country with destination publications;

     - rapidly build online business with our established newspaper customer base and commercial advertiser relationships;

     - expand the number of publications accessible on Advertise123.com and therefore its attractiveness to advertisers by emphasizing the e-commerce opportunities of our site for building ad revenues as well as the many proven advantages of remote ad entry over traditional manual methods of classified ad placement to both advertisers and publishers;

     - convert our revenue and pricing model from fixed software license fees to transaction fees for each ad purchased on Advertise123.com and the private label and co-branded sites which we host;

     - expand our ad placement distribution channels through private label and co-branded relationships with leading Web publishers which aggregate and republish print media classified ads but do not provide for ad entry; and

     - develop revenue sources for reporting trends and statistical information of interest to print and online publishers and advertisers assembled from data collected from our Web sites.

OUR EVOLUTION

     We believe that our Web-based ad-taking services represents a major improvement over the way most classified ads are placed today, with benefits to the advertiser and the publisher. Most classified ads are manually placed in a person-to-person exchange by an individual, advertising agency or commercial entity with each publication in which the advertiser seeks to place an ad. This process is time consuming and expensive both for the advertiser and the publisher, particularly for advertisers not familiar with the procedures and cost schedules of a particular publication. In these cases, the placing of an ad may involve long or repeat phone calls, fax transmissions or other communications before an ad is actually placed. The likelihood for error resulting in costly refunds or credits is high. We believe our Web-based ad taking process improves on this business model in the following respects:

     - It is accessible for use by any individual, small business or professional advertiser with access to a computer.

     - Classified ads may be placed by any of the above parties not only in our 43 remote entry newspaper customers but in many other print publications that are available on our site.

     - Ads may be placed for dissemination online on any one of several Web sites engaged in the online distribution of classified ad postings.

     - Classified ads from non-contract advertisers can be priced and paid for in real time; ads from contract advertisers can be submitted directly to the publisher for invoicing to the advertiser.

     - A classified ad can be placed in multiple publications in one transaction.

     - While some of these features are available with various services currently being offered by others, we believe that we will be the only company offering all of these features in one service.

USING ADVERTISE123

     In order to use our Advertise123.com system, advertisers access our Web site, or the separate Web sites we maintain for some of our publisher clients, and compose and format ads for each selected publication. The system incorporates the style, format and data parameters unique to each publication's ad posting system. For print ads this feature enables the user to preview the ad as it will appear in the publication, showing the number of lines or inches of the ad which in turn usually determines its price. Online publications usually place a limit on ad size based upon text size and have a fixed price for a given publication schedule. We can obtain these variables from any publication and enter them into our system so as to provide the published rate.

     If an advertiser pays for the ad by credit card or debit card we access a separate third-party online service that processes credit card and debit card payments on the Web. We either mark-up the ad with a fee, which is paid by the advertiser, or, if we have a pre-existing arrangement, we deduct our fee from the amount paid to the publisher. In 1999 and the first six months of 2000 CareerPath.com, a new Web based client, accounted for 14% and 29% of our revenues respectively. Once the ad has been composed and formatted, the ad is transferred to the publication selected. If it is directed to a newspaper that is an AdStar licensee, the ad is transferred directly into that newspaper's computer publishing system. If the ad is directed to a publication which is not an AdStar licensee or which is an online publisher, then Advertise123.com transfers it by e-mail, fax or by means of an Internet file transfer protocol known as an FTP, as instructed by the publisher. We are encouraging more print publishers to acquire the necessary AdStar software to enable them to receive ads directly into their computer publishing systems from Advertise123.com; most online publishers that can accept FTP transfer of ads will be able to use their own software to accept Advertise123.com ad feeds.

BUILDING AND MARKETING ADVERTISE123

     Our objective is to make Advertise123.com the recognized marketplace for purchasing classified ads in print and online publications. Our first step in meeting that objective was to aggregate, in the first six-months of this year, a critical mass of newspapers and Web publishers that are accessible on our site as ad recipients. The more publishers accessible on Advertise123.com, the more attractive our service is to advertisers. In order to accelerate the build-up of Advertise123.com, we added publications to the site by using publicly available data. Consequently, we were able to control the pace at which publications were added. We refer to these publications as destination publications. At the same time we have entered into, and are actively marketing, agreements with publications that include a broad range of additional services. These services include developing and operating a private label sites for the placement of classified ads and offering any special pricing that a publication indicates in addition to its published rates. We refer to these publications as partner publications.

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

     Since our initial public offering in December 1999, we have moved quickly to build a critical mass of publications accessible through Advertise123.com. Over the last six months, the number of print and online publications accessible at the end of the months specified below, the number of designated market areas ("DMAs") within the top 100 in the United States which we cover and, subsequently, the number of transactions processed by us online have grown as follows:

                                                          DEC-99    FEB-00    MARCH-00    JUNE-00
                                                          ------    ------    --------    -------
Print Publications......................................     5         29         60          80
Top 100 DMA Coverage....................................     3         10         31          50
Online publications.....................................     1         23         28          30
Transactions processed during the month.................   540      2,150      3,654       5,500

     Now that we can offer advertisers a critical mass of publishers, we are focused on our next goals, bringing more advertisers to our Web site to increase transaction volume and enhancing the services offered on that site. We have adopted a three-pronged approach to bringing advertisers to our site:

     - Distribution and affiliate relationships -- integrate the Advertise123.com service into Web sites that are focused on providing information and services for classified categories, such as automotive, recruitment, real estate, etc.

     - Targeted direct advertiser promotion -- market the service directly to advertisers using targeted promotions.

     - Advertising agency migration -- migrate agencies that use AdStar client software to Advertise123.com with attractions such as access to more publishers, expanded services and training.

     Distribution and Affiliate Relationships. We began actively seeking affiliate and distribution relationships in April 2000. Since then, we have entered into distribution and affiliate relationships with 21 Web sites of which 10 have been implemented through July 15, 2000. Our distribution and affiliate relationships (by classified advertising category) include: (real estate) Owners.com, HomeClassifieds, SellersHomeNetwork.com, Places4Rent.com; (recruitment) HRTools.com, Jobdescription.com, DescriptionsNow (software), JobAds1.com, RecruitmentMarkeplace.com; (automotive) Carprice.com, Cartimes.com; (classified portals) Abracat.com; (businesses and auction sellers) Honesty.com and dbusiness.com. Once a relationship is implemented, a visitor to an affiliate or distributor Web site is prompted, from relevant areas and while completing related processes on that Web site, to place a classified ad. Interested advertisers link through to the Advertise123.com Web site, or a co-branded version, to compose, schedule and purchase their advertising. The affiliate or distributor Web site that brings the advertiser, shares in the service fee revenue generated by the ad sale. We plan on expanding the resources dedicated to establishing distribution and affiliate relationships.

     Targeted Direct Advertiser Promotion. In July 2000, we launched a targeted online direct advertiser promotion trial. The promotions will appear during the third quarter on major search engines, leading classified focused sites and a leading local content network. The elements of the promotion include:

     - Targeted listings on Goto.com, About.com, Google.com, Looksmart.com and FindWhat.com.

     - Targeted Banners on AOL's Search.

     - Listing optimization for the top 100 search engines by TrafficBoss Classified focused sites.

     - Banners on Homes.com, CyberHomes.com, Cars.com, Autobytel.com, AutoTrader.com, KellyBlueBook.com, CarFax.com.

     - Text and hyperlink from AOL's ClassifiedPlus e-mail newsletter Local Content Network.

     - Banners, buttons and text links on AOL's Digital Cities in the Automotive, Real Estate and Employment channels and across all areas of the top 60 digital cities.

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

     We plan on measuring results from our trial promotion to maximize advertiser adoption at the lowest cost per customer acquisition. We also plan on trial promotions to advertisers via targeted emails, telemarketing, direct mail, trade shows, trade publications and corporate co-operative deals.

     Advertising Agency Migration. In July we began a beta trial with a group of recruitment advertising agencies of the Advertise123.com agency service.

     These NY/NJ beta agencies including J Walter Thompson Specialized Communication, Cherenson Advertising, Winston Advertising and Mary Pomerantz Advertising are currently sending ads to 6 New York Newspapers including, The Star Ledger, The Bergen Record, The NY Post, The NY Daily News, Newsday and The Westchester Journal Group.

     A plan is in place to roll this application out to our existing advertising agency client base in the following markets by year's end: NY/NJ, Chicago, Hartford/New Haven, Denver and Atlanta. These markets were selected based on a set of criteria including; size of market, revenue potential, number of existing AdStar remote agencies in the market, ease of rollout due to the number of newspapers in the market, timeliness with regard to rolling out large markets during heavy classified advertising periods and the status of the existing marketing relationships with publications in that market.

CO-MARKETING AGREEMENTS

     There are six major sites on the Web which aggregate and republish classified ads from newspapers. None of these Web publishers originates ads online -- whether for publication online or in print. We have entered into co-marketing agreements with two of these Web publishers: AdOne, LLC (AdOne.com) and PowerAdz, LLC (PowerAdz.com), which enable them to offer versions of Advertise123 to their participating newspapers so that these newspapers can obtain ads through Advertise123.com for publication either online or in print. AdOne.com and PowerAdz.com provide online republication of the classified ads from approximately 1,200 newspapers. Under our co-marketing agreements, a prospective advertiser using one of our distribution partners' sites (or the site of one of their participating newspapers) can click-on a "place an ad" button which will link such party to a co-branded version of Advertise123.com hosted by us. As we implement this ad taking service for our distribution partners and their participating newspapers, each of these publications becomes accessible on Advertise123.com which enhances our value to advertisers.

     Each of our co-marketing agreements grants us the right to provide our distribution partners and their participating newspapers with the ability to enable advertisers to select, transact and process ads for print and online publication from their Web sites and from Advertise123.com. For any advertisement entered on a Web site of a distribution partner or one of its participating newspapers -- which we call partnered sites -- and for any ad entered on Advertise123.com for placement on a partnered site or in a participating newspaper of one of our distribution partners, a percentage of the publisher's charges for this advertisement is divided among us and the other party or parties in the distribution chain to the transaction. Our agreements with AdOne and PowerAdz are for three years but may be terminated on short notice by either party. Our Advertise123.com service is being made available to users of the AdOne and PowerAdz Web sites. We have begun integrating our ad entry software on the Web sites of their participating newspapers -- and these newspapers will join our Advertise123.com marketplace as their publications are also accessible on our Web site.

     In addition, AdStar.com has entered into an advertiser marketing and publisher co-marketing agreement with Recruitment Marketplace, a division of Landon Media Group, a major newspaper representative firm which represents over two thirds of the nation's newspapers. The Recruitment Marketplace division is dedicated to increasing newspaper exposure to recruitment advertising buyers and their agents. AdStar will provide Recruitment Marketplace's online channel for buying and selling print recruitment advertising. Recruitment Marketplace will drive increased recruitment advertising to the publications it represents via its soon to be released RecruitmentMarketPlace Web site. Advertisers who are solicited by Recruitment Marketplace will be able to go to its RecruitmentMarketplace.com Web site to create, schedule and submit their recruitment advertising directly to the newspaper. AdStar's Advertise123.com service will operate the Recruitment Marketplace Web site. As newspaper publishers wish to use our online placement services provided through RecruitmentMarketplace.com, they will become destination or partner publishers.

SERVICE AGREEMENTS

     We have also entered into three year agreements with Web publishers, CareerPath.com and CareerEngine, which aggregate and republish job recruitment advertisements online. These agreements grant us the right to provide our Advertise123.com ad entry services on these Web sites, the co-branded Web sites of CareerPath.com's participating newspapers, and on CareerEngine's 24 category specific Web sites. This will enable prospective employers to place job related ads on these sites.

     CareerPath.com sources its listings from the help wanted ads of more than 90 daily newspapers and from employer Web sites. We have installed a "Post A Job Online" button on CareerPath.com and on the sites of its more than 90 participating newspapers which takes a prospective advertiser to a private label version of Advertise123.com. On July 17, 2000 a merger was announced between CareerPath.com and CareerBuilder. If the transaction is completed the combined company will be jointly owned by Knight Ridder and Tribune Company. Publications owned by both companies license our AdStar client software. We do not know at this time whether the proposed merger will have any impact on our relationship with CareerPath.com.

     CareerEngine sponsors the: ITClassifieds.com, SalesClassifieds.com and AccountingClassifieds.com Web sites. CareerEngine job counselors and recruiters help prospective candidates define, locate and secure career opportunities and/or consulting assignments. CareerEngine offers e-recruiting services to Fortune 1000 companies and has distribution partnerships with leading recruiting firms, which sell the services of CareerEngine's sites.

     In addition to making the Advertise123.com service available directly from the respective Web sites of CareerPath.com and CareerEngine, advertising opportunities of both will be available directly from the Advertise123.com Web site. Pursuant to our service agreements, we receive installation fees and a percentage of revenues generated by the service.

REVENUE

     Our historical revenues have been derived principally from our license fees and installation charges billed to our newspaper customers for our AdStar remote ad entry service. We expect this revenue to continue in accordance with our outstanding license agreements.

     Our revenue sources from Advertise123.com are derived from the following sources:

          (1) Transaction Fees. These are fees charged for placing classified ads on our Web site or on a partnered site. The charge for each advertisement by the online or print publication is prepaid by the advertiser by credit card payment through third party facilities accessible online or, in cases involving large volume purchases, in separate arrangements established with the publisher. Fees for ads placed in print publications through our Advertise123.com Web site paid for by credit cards are generally 10% of the cost of the ad, either as a mark-up to the ad price paid by the advertiser or a discount from the ad price remitted to the publisher, but may change as a result of changing market conditions. Fees paid by advertisers under contracts with publishers carry a fixed charge per ad. For those ads placed in existing AdStar newspapers there is no charge to the publisher for use of Advertise123.com by contract advertisers. Fees on ads which originate on the publisher's Web site, which flow through our system, will be subject to annual caps ranging from $6,000 to $33,000 per publisher. There are no caps for revenues on ads originating on Advertise123.com. Existing fees for online publications range from 5% to 10% of the cost of the ad, if originated on their Web site, and 10% to 35% of the cost of the ad if originated on Advertise123.com. In our distribution arrangements, we share this fee with our partners. We expect our sharing arrangements to be separately negotiated for each distribution arrangement. Credit card fees in partner publications are paid for by the publications or a fixed handling charge or percentage is charged.

          (2) Carriage Fees. In co-marketing or co-branding situations in which we carry or display the brand of another company on our Web site, we will in certain circumstances charge a fixed fee, known in the trade as a carriage fee.

          (3) Market Research Reports. We expect to be able to derive a separate revenue stream for providing market research and reporting services to both advertisers and newspapers based on data we are able to assemble from the operation of our Web-based market place.

          (4) Fees From Advertisements On Our Web Site. Additional revenues may be provided by premium positioning and promotional advertising sold to media and advertising companies and carried on our Web site. Initially we may provide an opportunity to these prospective advertisers to advertise on our Web site without a fee. As we develop activity on our site, we will adopt a rate schedule for these advertisers based on the number of "hits" each advertiser receives from visitors to our site.

     In 1997 the L.A. Times accounted for 13% of our revenues. In 1998 the Chicago Tribune accounted for 12% of our revenues. In 1999 CareerPath accounted for 14% of our revenues and in the six months ended June 30, 2000 CareerPath accounted for 29% of our revenues.

COMPETITION

     We expect to provide a "marketplace" or "one-stop-shop" Internet location for publishers and advertisers. We will be competing with all traditional methods of ad origination and entry -- as conducted by newspapers and Web publishers.

     Our ability to compete will also depend upon the timing and market acceptance of our new Web-based ad taking service, the enhancements developed by us, the quality of our customer service, and the ease of use, performance, price and reliability of our services. We also have to expect that other companies may enter our market and compete with us for ad origination business. Some of these potential new competitors may have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us. We cannot guarantee that we will be able to compete successfully against current or future competitors or that competitive pressures will not have a material and adverse effect on our financial position, results of operations and cash flows.

INTELLECTUAL PROPERTY

     We regard our intellectual property as critical to our success, and we rely upon trademark, copyright and trade secret laws in the United States to protect our proprietary rights. We do not currently own any patents. We have established trademark rights in the mark AD-STAR, based on our use of this mark since 1985 and our ownership of the United States trademark registration No. 1,497,387 for AD-STAR since 1988. While this registration covers computer programs for preparation, editing and electronic transmission of classified advertisements, we have expanded our use of the trademark AD-STAR to Internet-related advertising services and we will be filing a new trademark application to cover these services. Our trademark search, along with our longstanding use of the mark AD-STAR and our ownership of the U.S. Registration for AD-STAR, should entitle us to further registration, although we cannot guarantee how the Trademark Office will view our proposed application or whether our expanded use of the mark will encounter any opposition in the marketplace. We have also recently begun to use the trademark and Internet domain name Advertise123.com but have not yet applied for registration.

     We seek to protect our proprietary rights through the use of confidentiality agreements with employees, consultants, advisors and others. We cannot guarantee that these agreements will provide adequate protection for our proprietary rights in the event of any unauthorized use or disclosure, that our employees, consultants, advisors or others will maintain the confidentiality of proprietary information, or that proprietary information will not otherwise become known, or be independently developed, by competitors.

     We have licensed in the past, and expect that we may license in the future, elements of our trademarks, trade dress and similar proprietary rights to third parties. While we attempt to ensure that the quality of our name and brand are maintained by our business partners, we cannot guarantee that these partners will not take actions that could materially and adversely affect the value of our proprietary rights or the reputation of our solutions and technologies.

     Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries are uncertain and still evolving, and we cannot make any guarantees as to the future viability or value of any of our proprietary rights or those of other companies within the industry. We cannot guarantee that the steps taken by us to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any infringement or misappropriation, should it occur, could have a material adverse effect on our business, our results of operations of our financial condition. Furthermore, we cannot guarantee that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

EMPLOYEES

     As of June 30, 2000, we had 38 full-time employees, including five in sales and marketing and business development, 15 in technical staff and product development, 13 in operations and customer support, and five in finance, accounting, clerical and administration. We are not subject to any collective bargaining agreements and we believe that our relations with our employees are good.

FACILITIES

     Our principal offices are currently located in two separate facilities. One in Marina del Rey, California consisting of an aggregate of approximately 8,446 square feet and one in Syosset, New York consisting of 1,382 square feet. The leases for these premises expire on March 31, 2005 and March 31, 2002. The aggregate monthly rent is approximately $21,000. We believe that if these leases are not renewed, satisfactory alternative space will be available.


LITIGATION



     AdStar is not a party to any material litigation proceeding.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers and directors and their respective ages as of June 30, 2000 are as follows:

NAME                                 AGE                 POSITION                  DIRECTOR SINCE
----                                 ---                 --------                  --------------
Leslie Bernhard....................   56    President, Chief Executive Officer          1991
                                            and Director
Eli Rousso.........................   63    Executive Vice President, Chief             1991
                                              Technology Officer and Director
Michael Kline......................   34    Senior Vice President -- Strategy
                                            and Products
Adam Leff..........................   34    Senior Vice President -- Business
                                              Development and Corporate
                                              Communications
Benjamin J. Douek..................   49    Senior Vice President -- Chief              1999
                                            Financial Officer, Secretary and
                                              Director
Richard Bassler....................   42    Senior Vice President -- Operations
Arthur Salzfass(1).................   65    Director                                    2000
Chris A. Karkenny(1)...............   31    Director                                    1999

---------------
(1) Member of the compensation committee and the audit committee of the Board of Directors.

     Leslie Bernhard is one of our co-founders and has served as our President and Chief Executive Officer since the organization of our predecessor in 1986.

     Eli Rousso is our other co-founder and has served as our Executive Vice President and Chief Technology Officer since the organization of our predecessor in 1986.

     Michael Kline joined us in January 1999 first as a consultant and then in April as a Senior Vice President-Strategy and Products. Prior to joining us, Mr. Kline was associated with Recycler.com, a popular online classifieds publisher, as a consultant from July 1998 to January 1999 and General Manager from March 1996 through July 1998. From October 1995 to March 1996 Mr. Kline worked as a consultant for Recycler Classifieds, a newspaper company based in Los Angeles, California. From August 1994 to October 1995 Mr. Kline was Assistant Director-Strategic Development for the Times Mirror, Inc., a leading media company.

     Adam Leff joined us in August 1998 and is Senior Vice President-Business Development and Corporate Communications. Prior to joining us Mr. Leff served as Vice President-Product Development and Marketing and Vice President-Business Development of AdOne Classified Network since June 1996. From 1993 to May 1996 he held various positions within the classified and new media departments of the LA Times as well as positions with a joint venture in which the LA Times was a co-venturer with PacBell.

     Benjamin J. Douek joined us in April 1999 as Senior Vice President and Chief Financial Officer. Mr. Douek has been a consultant and private investor for more than the last five years during which period he also served as Director of Investment Banking for Ladenberg Thalmann and Co., Inc. (1997-1998), Vice Chairman for Coleman and Company (1996-1997) and Managing Director for Bankers Trust Company (1992-1994).

     Richard Bassler joined us in April 1999 as Vice President/Operations and was promoted to Senior Vice President-Operations in January 2000. Prior to his joining us he was Vice President-General Manager of AdOne Classified Network from June 1998 to March 1999, and Vice President-Affiliate Relations from May

1997 to June 1998. Previously he served as Director of New Media with Packet Publications and News Director of Princeton Packet from May 1994 to May 1997.

     Arthur Salzfass, a director, has been a private investor for the past five years. Since January 1997 he has also been the owner and president of Rutledge Books, Inc., a publisher. He is a director of Star Struck, Inc., a distributor of sports and jewelry products.

     Chris A. Karkenny, a director, has been Chief Executive Officer of Technologz.com LLC, an incubator and venture catalyst company, since January 1999. Prior to January 1999 and since February 1998 Mr. Karkenny was a private consultant in corporate finance. From September 1995 to February 1998 he was Treasurer of Quarterdeck Corporation, a technology and software company and prior to September 1995 Mr. Karkenny was a consultant for CDK Industries, a consulting firm specializing in mergers and acquisitions.

     All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

     The Company's Board of Directors has established compensation and audit committees. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all the officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company's officers, employees, directors and consultants. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters.

EXECUTIVE COMPENSATION.

     The following table sets forth all compensation awarded to, earned by or paid to, our Chief Executive Officer and our other two most highly compensated executive officers whose annual compensation exceeded $100,000 in 1999 for all services rendered in all capacities to us during 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                      ANNUAL       ----------------------------------
                                                   COMPENSATION          AWARDS            PAYOUTS
                                                   ------------       COMMON STOCK        ALL OTHER
NAME AND PRINCIPAL                                    SALARY       UNDERLYING OPTIONS    COMPENSATION
POSITION                                   YEAR        ($)                (#)                ($)
------------------                         ----    ------------    ------------------    ------------
Leslie Bernhard..........................  1999      $201,894                 0               0
  Chief Executive Officer                  1998       150,131                 0               0
  and President                            1997       150,131                 0               0
Eli Rousso...............................  1999      $201,894                 0               0
  Executive Vice President and             1998       145,662                 0               0
  Chief Technology Officer                 1997       145,357                 0               0
Adam Leff................................  1999      $168,834            24,460               0
  Senior Vice President Business           1998        40,000                 0               0
  Development and Corporate
  Communications

STOCK OPTIONS

     The following tables show information with respect to incentive and non-qualified stock options granted in 1999 to the executives and the aggregate value at June 30, 2000 of those options. The per share exercise price of all options is equal to the fair market value of a share of Common Stock on the date of grant. No options granted to any named executives have been exercised.

                             OPTION GRANTS IN 1999

                                              INDIVIDUAL GRANTS
                                    --------------------------------------
                                       NUMBER OF
                                    SHARES OF COMMON     PERCENT OF TOTAL     EXERCISE
NAME AND PRINCIPAL                  STOCK UNDERLYING    OPTIONS GRANTED TO     PRICE
POSITION                                OPTION #        EMPLOYEES IN 1999      ($/SH)     EXPIRATION DATE
------------------                  ----------------    ------------------    --------    ---------------
Adam Leff.........................       24,460                7.5%             4.77        April 2004

                    AGGREGATED JUNE 30, 2000 OPTIONS VALUES

                                            NUMBER OF SHARES OF
                                               COMMON STOCK        VALUE OF UNEXERCISED
                                                UNDERLYING             IN-THE-MONEY
                                            UNEXERCISED OPTIONS         OPTIONS AT          EXERCISABLE/
                                               AT 6/30/2000            JUNE 30, 2000        UNEXERCISABLE
                                            -------------------    ---------------------    -------------
Adam Leff.................................        24,460                    -0-               24,460/0

EMPLOYMENT CONTRACTS

     We entered into three year employment agreements with each of Leslie Bernhard and Eli Rousso, as of July 12, 1999. Pursuant to her employment agreement, Leslie Bernhard was retained as our Chief Executive Officer at an annual rate of $150,000 per year, which rate was increased to $200,000 per year on December 16, 1999, the date of our initial public offering. Pursuant to his employment agreement, Eli Rousso was retained as our Executive Vice President and Chief Technology Officer at an annual rate of $150,000 per year, which rate was increased to $200,000 per year on December 16, 1999.

     Each agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement, separation and disability plans for employees or executives and for participation in other employee benefits applicable to employees and executives of our company. Each agreement further provides for the use of an automobile and other fringe benefits commensurate with the executive's duties and responsibilities.

     Under each agreement, employment may be terminated by us with cause or by the executive with good reason. Termination by us without cause, or by the executive for good reason, would subject us to liability for liquidated damages in an amount equal to the terminated executive's base salary for the remaining term of his or her employment agreement or 12 months, whichever is greater.

STOCK OPTION PLANS

     In July 1999, the board of directors and stockholders adopted our 1999 Stock Option Plan. We have reserved 500,000 shares of common stock for issuance upon exercise of options granted from time to time under the option plan. The stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

     Under our stock option plan, we may grant incentive and non-qualified options to our officers, employees, directors, consultants, agents and independent contractors. The stock option plan is to be administered by a committee, appointed by our board of directors, consisting of from one to three directors.

     Subject to the provisions of the stock option plan, the committee will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time, manner of exercise and exercise price of options. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options shall be equal to or greater than 100% of the fair market value of the shares of the common stock at the date of grant; provided that incentive stock options granted to a 10% holder of our voting stock shall be exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the committee, in its discretion, but in no event shall the exercise price be less than the fair market value of shares of common stock on the date of grant. Shares of common stock received upon exercise of options granted under the plan will be subject to restrictions on sale or transfer.

     As of June 30, 2000, we had outstanding stock options to purchase 348,163 shares of common stock under our option plan at a weighted average price of $5.74. Of these options, options to purchase 232,123 shares have been granted to our officers and directors. All of the options granted to such officers and directors terminate five years from the date of grant.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     As authorized by the Delaware General Corporation Law, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     - Any breach of the director's duty of loyalty to us or our stockholders;

     - Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - Unlawful payments of dividends or unlawful stock redemptions or repurchases; or

     - Any transaction from which the director derived an improper personal benefit.

     This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care.

     Our certificate of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent, to the fullest extent permitted under the Delaware General Corporation Law.

     We have obtained a policy of insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against our directors and officers by reason of any acts or omissions covered under this policy in their capacities as directors or officers, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

     In July 1999 Jeffrey Diamond, an employee and former director and officer, sold 281,144 shares of our common stock to some of the holders of our convertible notes for $500,000 pursuant to an agreement among Jeffrey Diamond, a representative of the purchasers and us under which Diamond agreed to provide technical services for us for a year at his current compensation of $100,000 a year. In connection with this transaction the purchasers transferred 63,848 shares of our common stock to us. Each of the above transactions was approved by the Board of Directors, in which at least two members were disinterested.

     In September 1999, a proposed $15.5 million initial public offering of our securities became effective but did not close. AdStar originally offered units consisting of common stock and warrants in September 1999. That offering was declared effective by the Securities and Exchange Commission and resulted in the stock and warrants included in those units being traded on the American Stock Exchange between September 30 and October 4, 1999. Initial trading in the units resulted in a decline in the unit price to which AdStar responded by announcing a reduction of the warrant exercise price. The American Stock Exchange took the position that this reduction caused AdStar's securities to no longer meet its listing requirements and therefore stopped trading in the units. As a result of these events, the former offering was not consummated. In full settlement of our claims, if any, against Paulson Investment Company, Inc., the representative of the underwriters in that offering, we received $500,000 from the representative. In addition, Paulson Capital Corporation, the parent of the representative lent us $1.1 million evidenced by a promissory note due on October 21, 2001 and bearing interest at 6% per annum payable at maturity. Paulson Investment Company, Inc. is the representative of the underwriters in this offering.

     All future transactions between the Company and its officers, directors or five percent shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to beneficial ownership of our common stock, as of June 30, 2000 and as adjusted to reflect the sale by us of our common stock in this offering, for each person known by us to beneficially own more than 5% of our common stock; each of our directors; and all our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

     The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by that person that are exercisable within 60 days of June 30, 2000 but excludes shares of common stock underlying options or warrants held by any other person. Percentage of shares beneficially owned is based on:

     - prior to the offering, 2,833,185 shares of common stock outstanding.


     - after the offering, 4,833,185 shares of common stock outstanding.



                                                           SHARES OF           PERCENTAGE OF SHARES
                                                            COMMON              BENEFICIALLY OWNED
                                                          STOCK OWNED      -----------------------------
NAME OF BENEFICIAL OWNER(1)                             BENEFICIALLY(3)    PRE-OFFERING    POST-OFFERING
---------------------------                             ---------------    ------------    -------------
Executive Officers and Directors
Leslie Bernhard(2)....................................       731,667           25.8%           15.1%
Eli Rousso(2).........................................       731,667           25.8%           15.1%
Michael Kline(4)......................................        73,941            2.5%            1.5%
Adam Leff(5)..........................................        98,401            3.4%            2.0%
Benjamin J. Douek(6)..................................        50,187            1.7%            1.0%
Richard Bassler(7)....................................        44,703            1.6%              *
Chris A. Karkenny(8)..................................        16,667              *               *
All Directors and Officers as a group(9)..............     1,543,403           50.7%           30.6%


---------------
 *  Less than 1%

(1) The addresses of the persons named in this table are as follows: Leslie Bernhard c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 300, Marina del Rey, California 90292; Eli Rousso c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 300, Marina del Rey, California 90292; Michael Kline c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 300, Marina del Rey, California 90292; Adam Leff, c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 300, Marina del Rey, California 90292, Benjamin J. Douek, c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 300, Marina del Rey, California 90292, Richard Bassler,
    c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 300, Marina del Rey, California 90292, and Chris A. Karkenny, Net Catalyst, LLC., 11670 Chenault St., Los Angeles, CA 90049.

(2) Includes an aggregate of 203,830 shares in respect of which Ms. Bernhard and Mr. Rousso have voting power.

(3) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from. the filing of this report have been exercise or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on 2,833,185 shares outstanding on June 30, 2000.

(4) Consists of 73,941 shares subject to stock options, exercisable within 60 days of the date hereof at $4.77 per share.

(5) Includes 24,460 shares subject to stock options exercisable within 60 days of the date hereof at $4.77 per share.

(6) Includes 17,226 shares subject to stock options, exercisable within 60 days of the date hereof at $4.77 per share and 32,961 shares subject to stock options exercisable within 60 days of the date hereof at $6.00 per share.

(7) Includes 11,484 shares subject to stock options, exercisable within 60 days of the date hereof at $4.77 per share, 25,553 shares subject to stock options, exercisable within 60 days of the date hereof at $7.20 per share, and 7,666 shares subject to stock options, exercisable within 60 days of the date hereof at $6.00 per share.

(8) Consists of 16,667 shares subject to warrants, exercisable within 60 days of the date hereof at $6.00 per share in the name of Net Catalyst LLC.

(9) Includes 209,958 shares of common stock that could be purchased by exercise of options and warrants within 60 days of the date hereof; 127,111 at $4.77, 57,294 at $6.00 and 25,553 at $7.20.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 10,000,000 shares of common stock, $.0001 par value per share, and 5,000,000 shares of preferred stock, $.0001 par value per share, whose rights and designation have not yet been established. We will not have any shares of our preferred stock outstanding immediately after the closing of our offering.

COMMON STOCK

     Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock.

     Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. All outstanding shares of common stock are, and the shares underlying all options and warrants will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

PREFERRED STOCK

     Under our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 5,000,000 shares of our preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the stockholders. These rights, designations and preferences include:

     - number of shares to be issued;

     - dividend rights;

     - dividend rates;

     - right to convert the preferred stock into a different type of security;

     - voting rights attributable to the preferred stock;

     - right to set aside a certain amount of assets for payments relating to the preferred stock; and

     - prices to be paid upon redemption of the preferred stock or a bankruptcy type event.

     If our board of directors decides to issue any preferred stock, it could have the effect of delaying or preventing another party from taking control of AdStar. This is because the terms of the preferred stock could be designed to make it prohibitively expensive for any unwanted third party to make a bid for our shares of common stock. We have no present plans to issue any shares of preferred stock.

WARRANTS

     General. We issued 1,150,000 redeemable warrants as part of the units sold in our initial public offering in December 1999. These warrants may be exercised at any time until December 16, 2004, their expiration date. Each redeemable warrant entitles the holder to purchase one share of our Common stock at an exercise price of $7.20 per share until September 16, 2000 and $9.00 thereafter, subject to adjustment upon the occurrence of certain events as provided in the warrant certificate and summarized below. A warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the warrant has been exercised.

     Redemption. We have the right to redeem the 1,150,000 warrants at a redemption price of $.25 per warrant after providing 30 days' prior written notice to the warrant holders, if the average closing bid price of the common stock equals or exceeds $12.00 for ten consecutive trading days ending within 15 days prior to the date of the notice of redemption. We will send the written notice of redemption by first class mail to warrant holders at their last known addresses appearing on the registration records maintained by the transfer agent for our warrants. No other form of notice or publication or otherwise will be required. If we call the warrants for redemption, they will be exercisable until the close of business on the business day next preceding the specified redemption date or the right to exercise will lapse.

     Exercise. A warrant holder may exercise our warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying our warrants are qualified for sale under the securities laws of the state in which the holder resides.

     Our warrants may be exercised by delivering to our transfer agent the applicable warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of our redeemable warrants.

     Adjustments of Exercise Price. The exercise price is subject to adjustment if we declare any stock dividend to stockholders, or effect any split or share combination with respect to our common stock. Therefore, if we effect any stock split or stock combination with respect to our common stock, the exercise price in effect immediately prior to this stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a warrant or, if we elect, an adjustment of the number of warrants outstanding.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or his affiliate or associate who is an owner of 15% or more of the outstanding voting stock of the corporation for a period of three years from the date that this person became an interested stockholder.

TRANSFER AGENT AND WARRANT AGENT

     The transfer agent for our common stock and warrants is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     We cannot predict the effect, if any, that sales of, or the availability for sale of, our common stock will have on the market price of our common stock prevailing from time to time. Future sales of substantial amounts of common stock in the public market, including shares issuable upon the exercise of warrants issued in our initial public offering or options granted or to be granted under our stock option plans, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital in the future through the sale of securities.


     Upon completion of this offering, we will have outstanding an aggregate of 4,833,185 shares of our common stock assuming no exercise of outstanding options or warrants. Of these shares, all of the shares sold in this offering will be, and 1,150,000 shares sold in a prior public offering are, freely tradable without restriction or further registration under the Securities Act, unless these shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 1,683,185 shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 701 under the Securities Act, which rules are summarized below.


     We have the following shares subject to issuance upon exercise of options and warrants:


    1,150,000  shares subject to warrants issued in our initial public offering
      348,163  shares subject to options held by officers and key employees
      200,000 shares subject to warrants granted to the representative of the underwriters in our initial public offering.
       90,001  shares subject to other warrants.
      200,000 shares subject to warrants to be granted to the managing underwriter upon consummation of this offering.

RULE 144

     In general, under Rule 144 as currently in effect, beginning after the expiration of the lock-up period, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:


     - 1% of the number of shares of common stock then outstanding which will equal approximately 48,332 shares immediately after this offering; or


     - the average weekly trading volume of the common stock on the Nasdaq SmallCap Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

     Upon expiration of the lock-up periods described in "Underwriters -- Lock-up Agreements," 1,683,185 shares will be available for resale to the public in accordance with the volume and trading limitations of Rule 144.

RULE 144(K)

     Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

RULE 701

     In general, under Rule 701 of the Securities Act as currently in effect, some of our employees, consultants or advisors who purchase shares from us in connection with a compensatory stock plan or other written agreement may be eligible to resell these shares. Resales under Rule 701 must be effected 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with many of the restrictions, including the holding period, contained in Rule 144.

REGISTRATION RIGHTS

     We have granted registration rights to Paulson Investment Company, Inc. and its transferees with respect to an aggregate of 200,000 restricted shares issuable upon exercise of Paulson's warrants issued in our initial public offering to purchase units and upon exercise of warrants included in the units. We have also granted limited registration rights including piggy-back registration rights to the holders of an aggregate of 254,448 shares of common stock. These rights are exercisable only after the expiration of the lock-up agreements which these holders have entered into with Paulson, and only with respect to shares not otherwise saleable under rule 144. In addition, three of our investors have been granted piggy-back registration rights with respect to an aggregate of 50,001 shares subject to warrants held by them.

                                  UNDERWRITING


     The underwriters named below have severally agreed, subject to the terms and conditions contained in an underwriting agreement with us, to purchase 2,000,000 shares from us at the price set forth on the cover page of this prospectus, in accordance with the following table:



                                                              NUMBER OF
UNDERWRITER                                                    SHARES
-----------                                                   ---------
Paulson Investment Company, Inc.............................
  Total.....................................................  2,000,000



     Nature of Underwriting Commitment. The underwriting agreement provides that the underwriters are committed to purchase all the shares offered by this prospectus if any shares are purchased. This commitment does not apply to 300,000 shares subject to the over-allotment option granted by us to the underwriters to purchase additional shares in this offering.


     Conduct of the Offering. We have been advised by Paulson Investment Company, Inc., that the underwriters propose to offer the shares of common stock to be sold in this offering directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain securities
dealers at that price less a concession of not more than $     per share. The
underwriters may allow, and those dealers may reallow, a concession not in
excess of $     per share to certain other dealers. After the shares of common stock are released for sale to the public, the offering price and other selling terms may be changed from time to time by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

     The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus on a discretionary basis.


     Overallotment Option. We have granted the underwriters an option, expiring 45 days after the date of this prospectus, to purchase up to 300,000 additional shares from us on the same terms as set forth in this prospectus with respect to the 2,000,000 shares offered hereby. The underwriters may exercise this option, in whole or in part, only to cover over-allotments, if any, in the sale of the shares offered by this prospectus.


     Offering Discounts and Expenses. The following table shows the per share and total underwriting discounts to be paid by us to the underwriters. These amounts are shown assuming no exercise and full exercise, respectively, of the underwriters' over-allotment option described above:

                                                                     TOTAL WITHOUT       TOTAL WITH
                                                                     OVER-ALLOTMENT    OVER-ALLOTMENT
                                                        PER SHARE        OPTION            OPTION
                                                        ---------    --------------    --------------
Total underwriting discount to be paid by us..........   $    --        $    --           $    --


     The expenses of this offering, not including the underwriting discounts, are estimated to be approximately $250,000 and will be paid by us. Expenses of this offering, exclusive of the underwriting discounts, include the 3% nonaccountable expense allowance payable to Paulson Investment Company, Inc., the SEC filing fee, the NASD filing fee, NASDAQ listing fees, printing expenses, legal and accounting fees, transfer agent and registrar fees and other miscellaneous fees and expenses.



     We have agreed that if this offering is successfully completed we will pay to Paulson Investment Company, Inc., a non-accountable expense allowance equal to three percent of the initial public offering price of the sale of the shares in this offering (including sales on exercise of the underwriters' over-allotment option). The underwriters have no right to designate or nominate a member of the board of directors of AdStar.


     Underwriter's Warrant. On completion of this offering, we will issue the Underwriter's Warrant to Paulson Investment Company, Inc., entitling it to purchase from us up to ten percent of the number of shares sold in this offering, exclusive of the shares available pursuant to the over-allotment
option, for $          [120% of the public offering price] per share. The
warrant is exercisable during the four-year period beginning one year from the date of issuance. The warrant, and the shares underlying the warrant, are not transferable for one year following the effective date of the registration, except to an individual who is an officer or partner of an underwriter, by will or by the laws of descent and distribution, and are not redeemable.

     The holder of the Underwriter's Warrant will have, in that capacity, no voting, dividend or other shareholder rights. Any profit realized by the underwriters on the sale of the shares issuable upon exercise of the Underwriter's Warrant may be deemed to be additional underwriting compensation. The securities underlying the Underwriter's Warrant are being registered pursuant to the registration statement of which this prospectus is a part. During the term of the Underwriter's Warrant, the holder thereof is given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while the Underwriter's Warrant is outstanding. At any time at which the Underwriter's Warrant is likely to be exercised, we may be able to obtain additional equity capital on more favorable terms.

     Indemnification. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities act, or to contribute to payments that the underwriters may be required to make in respect thereof.

     Lock-up Agreements. We, our executive officers, and directors have agreed not to sell or transfer any shares of our common stock for 90 days after the date of this prospectus without first obtaining the written consent of Paulson Investment Company, Inc. Additionally, we, our executive officers, directors and all stockholders at the date of our initial public offering agreed not to sell or transfer any shares of our common stock before December 16, 2000. Specifically, we and these other individuals under both sets of lock-up agreements have agreed not to, directly or indirectly:

     - sell or offer to sell any shares of our common stock;

     - grant any option to sell any shares of our common stock;

     - engage in any short sale of our common stock;

     - pledge or otherwise transfer or dispose of any shares of our common stock; or

     - publicly announce an intention to do any of the foregoing.

     These lock-up agreements apply to shares of our common stock and also to any options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock. These lock-up agreements apply to all such securities that are currently owned or later acquired either of record or beneficially by the persons executing the agreements. However, Paulson Investment Company, Inc. may, in it sole discretion and without notice, release some or all of the securities subject to these agreements at any time during the respective lock-up period. Currently, there are no agreements by Paulson Investment Company, Inc. to release any of the securities from the lock-up agreements during either such period.

     Our executive officers and directors have agreed that, for a period of one year from the date of this prospectus, they will notify Paulson Investment Company, Inc. before they sell our common stock under Rule 144.

     Online Activities. A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters of this offering, member of the selling group or by persons with whom they may contract for such services. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

     Stabilization and Other Transactions. The rules of the SEC generally prohibit the underwriters from trading in our common stock on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our common stock to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

     - Stabilizing transactions consist of bids or purchases made by the lead representative for the purpose of preventing or slowing a decline in the market price of our common stock while this offering is in progress.

     - Short sales and over-allotments occur when the representatives, on behalf of the underwriting syndicate, sell more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the representative may exercise the over-allotment option described above and/or they may engage in syndicate covering transactions. There is no contractual limit on the size of the syndicate covering transaction. The underwriters will deliver a prospectus in connection with these short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

     - Syndicate covering transactions are bids for or purchases of our common stock on the open market by the representatives on behalf of the underwriters in order to reduce a short position incurred by the representatives on behalf of the underwriters.

     - A penalty bid is an arrangement permitting the representatives to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by that underwriter was later repurchased by the representatives and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the NASDAQ SmallCap Market, in the over-the-counter market or otherwise.

     Passive Market Making. Prior to the pricing of this offering, and until the commencement of any stabilizing bid, underwriters and dealers who are qualified market makers on the NASDAQ SmallCap Market may engage in passive market making transactions. Passive market making is allowed during the period when the SEC's rules would otherwise prohibit market activity by the underwriters and dealers who are participating in this offering. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; but if all independent bids are lowered below the passive market maker's bid, the passive market maker must also lower its bid once it exceeds specified purchase limits. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in our common stock during a specified period and must be discontinued when such limit is reached. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

                                 LEGAL MATTERS

     The validity of the securities being offered hereby will be passed upon on our behalf by Morse Zelnick Rose and Lander, LLP, 450 Park Avenue, New York, New York 10022-2605. Partners of Morse Zelnick Rose and Lander LLP own, in the aggregate, 82,371 shares of our common stock. Legal matters relating to this offering will be passed upon for the underwriters by Stoel Rives LLP, Portland, Oregon 97204.

                                    EXPERTS

     The financial statements as of December 31, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999, included in this prospectus have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the units offered hereby. This prospectus filed as a part of the registration statement does not contain all of the information contained in the registration statements and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the terms of these referenced contracts, agreements or documents and are not necessarily complete. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. The registration statement and the exhibits and schedules filed with the Securities and Exchange Commission may be inspected by you at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 11400, Chicago, Illinois 60661. The commission also maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. For further information pertaining to us and the units offered by this prospectus, reference is made to the registration statement.

     We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants.

                         INDEX TO FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Financial Statements:
  Balance Sheets as of December 31, 1998 and 1999 and June
     30, 2000 (unaudited)...................................  F-3
  Statements of Operations for each of the three years in
     the period ended December 31, 1999, and the six-month
     periods ended June 30, 1999 and 2000 (unaudited).......  F-4
  Statements of Stockholders' Equity (Deficit) for each of
     the three years in the period ended December 31, 1999,
     and the six-month period ended June 30, 2000
     (unaudited)............................................  F-5
  Statements of Cash Flows for each of the three years in
     the period ended December 31, 1999, and the six-month
     periods ended June 30, 1999 and 2000 (unaudited).......  F-6
  Notes to Financial Statements.............................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF ADSTAR.COM, INC.

     In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of AdStar.com, Inc. (the "Company") as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP

Woodland Hills, California
February 18, 2000

                                ADSTAR.COM, INC.

                                 BALANCE SHEETS
            (INFORMATION WITH RESPECT TO JUNE 30, 2000 IS UNAUDITED)

                                                        DECEMBER 31,    DECEMBER 31,     JUNE 30,
                                                            1998            1999           2000
                                                        ------------    ------------    -----------
                                                                                        (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents...........................    $ 90,007       $5,602,493     $1,662,991
  Accounts receivable.................................     125,313          460,477        187,697
  Receivable from the sale of stock...................      26,300               --             --
  Prepaids and other current assets...................      16,763          136,814        140,310
                                                          --------       ----------     ----------
     Total current assets.............................     258,383        6,199,784      1,990,998
Property and equipment, net...........................      77,561          424,819        765,738
Intangible assets, net................................          --          162,785        143,251
Other assets..........................................       3,203           22,584         24,863
                                                          --------       ----------     ----------
                                                          $339,147       $6,809,972     $2,924,850
                                                          ========       ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................................    $177,929       $1,128,815     $  269,568
  Accrued expenses....................................     275,019          453,417        241,700
  Deferred revenue....................................      34,656          107,000         77,469
  Dividends payable...................................      20,750               --             --
  Notes payable.......................................      15,000          749,466             --
  Capital lease obligations...........................       6,833            4,964         16,032
                                                          --------       ----------     ----------
          Total current liabilities...................     530,187        2,443,662        604,769
Notes payable.........................................          --        1,100,000      1,100,000
Interest payable......................................          --               --         45,532
Capital lease obligations.............................       4,964               --         53,877
                                                          --------       ----------     ----------
     Total liabilities................................     535,151        3,543,662      1,804,178
Commitments and contingencies (Note 9)
Stockholders' equity (deficit)
  Preferred stock, par value $0.0001; authorized
     5,000,000 shares; none issued and outstanding....          --               --             --
  Common stock, par value $0.0001; authorized
     10,000,000 shares; issued and outstanding
     1,479,664 at December 31, 1998, 2,820,264 at
     December 31, 1999 and 2,833,185 at June 30,
     2000.............................................      28,300              282            283
  Additional paid-in capital..........................          --        5,713,151      5,963,020
  Deferred compensation...............................          --               --       (112,948)
  Accumulated deficit.................................    (224,304)      (2,447,123)    (4,729,683)
                                                          --------       ----------     ----------
     Total stockholders' equity (deficit).............    (196,004)       3,266,310      1,120,672
                                                          --------       ----------     ----------
     Total liabilities and stockholders' equity
       (deficit)......................................    $339,147       $6,809,972     $2,924,850
                                                          ========       ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                                ADSTAR.COM, INC.

                            STATEMENTS OF OPERATIONS
(INFORMATION WITH RESPECT TO THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 2000
                                 IS UNAUDITED)


                                                                         SIX-MONTH PERIOD ENDED
                                     YEAR ENDED DECEMBER 31,                    JUNE 30,
                             ---------------------------------------    ------------------------
                                1997          1998          1999          1999          2000
                             ----------    ----------    -----------    ---------    -----------
                                                                              (UNAUDITED)
Revenues...................  $1,148,233    $1,559,361    $ 1,685,144    $ 781,043    $ 1,192,093
Cost of revenues...........     565,329       800,532      1,020,882      489,817      1,016,630
                             ----------    ----------    -----------    ---------    -----------
  Gross profit.............     582,904       758,829        664,262      291,226        175,463
Sales and administrative
  expenses.................     634,029       820,574      2,118,857      662,625      1,729,116
Development costs..........          --            --        904,009           --        760,804
Abandoned offering
  expenses, net............          --            --        171,854           --             --
                             ----------    ----------    -----------    ---------    -----------
  Loss from operations.....     (51,125)      (61,745)    (2,530,458)    (371,399)    (2,314,457)
Interest income (expense),
  net......................      (7,873)       (4,518)      (333,464)     (45,800)        32,297
                             ----------    ----------    -----------    ---------    -----------
  Loss before taxes........     (58,998)      (66,263)    (2,863,922)    (417,199)    (2,282,160)
Provision for income
  taxes....................        (823)       (2,760)          (800)        (400)          (400)
                             ----------    ----------    -----------    ---------    -----------
  Net loss.................  $  (59,821)   $  (69,023)   $(2,864,722)   $(417,599)   $(2,282,560)
                             ==========    ==========    ===========    =========    ===========
Loss per share -- basic and
  diluted..................  $    (0.04)   $    (0.05)   $     (1.90)   $   (0.28)   $     (0.81)
Weighted average number of
  shares -- basic and
  diluted..................   1,405,723     1,458,393      1,510,093    1,479,664      2,829,673


   The accompanying notes are an integral part of these financial statements.

                                ADSTAR.COM, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
    (INFORMATION WITH RESPECT TO THE SIX-MONTH PERIOD ENDED JUNE 30, 2000 IS
                                   UNAUDITED)

                                                                                                     TOTAL
                                   COMMON STOCK       ADDITIONAL                                 STOCKHOLDERS'
                               --------------------     PAID-IN       DEFERRED     ACCUMULATED      EQUITY
                                SHARES      AMOUNT      CAPITAL     COMPENSATION     DEFICIT       (DEFICIT)
                               ---------   --------   -----------   ------------   -----------   -------------
Balance, December 31, 1996...  1,405,723   $  2,000   $        --    $      --     $   (68,861)   $   (66,861)
  Net loss...................         --         --            --           --         (59,821)       (59,821)
  Dividends..................         --         --            --           --          (1,000)        (1,000)
                               ---------   --------   -----------    ---------     -----------    -----------
Balance, December 31, 1997...  1,405,723      2,000            --           --        (129,682)      (127,682)
  Net loss...................         --         --            --           --         (69,023)       (69,023)
  Sale of common stock.......     73,941     26,300            --           --              --         26,300
  Dividends..................         --         --            --           --         (25,599)       (25,599)
                               ---------   --------   -----------    ---------     -----------    -----------
Balance, December 31, 1998...  1,479,664     28,300            --           --        (224,304)      (196,004)
  Net loss...................         --         --            --           --      (2,864,722)    (2,864,722)
  Repurchase of option.......         --         --            --           --        (447,935)      (447,935)
  Reclassfication of deficit
     due to termination of S
     Corporation election....         --         --    (1,094,611)          --       1,094,611             --
  Warrants issued for
     services................         --         --       146,600           --              --        146,600
  Contribution of common
     stock...................    (63,848)        (6)            6           --              --             --
  Net proceeds from initial
     public offering.........  1,150,000        115     5,390,526           --              --      5,390,641
  Reincorporation in Delaware
     and change in par
     value...................         --    (28,152)       28,152           --              --             --
  Dividends..................         --         --            --           --          (4,773)        (4,773)
  Conversion of redeemable
     common stock............     22,534          2       137,534           --              --        137,536
  Conversion of convertible
     notes and accrued
     interest................    231,914         23     1,104,944           --              --      1,104,967
                               ---------   --------   -----------    ---------     -----------    -----------
Balance, December 31, 1999...  2,820,264        282     5,713,151           --      (2,447,123)     3,266,310
  Stock issued for services
     (unaudited).............     12,921          1        92,461      (32,000)             --         60,462
  Stock options issued for
     services (unaudited)....         --         --       157,408     (157,408)             --             --
  Amortization of deferred
     compensation
     (unaudited).............         --         --            --       76,460              --         76,460
  Net loss (unaudited).......         --         --            --           --      (2,282,560)    (2,282,560)
                               ---------   --------   -----------    ---------     -----------    -----------
Balance, June 30, 2000
  (unaudited)................  2,833,185   $    283   $ 5,963,020    $(112,948)    $(4,729,683)   $ 1,120,672
                               =========   ========   ===========    =========     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                ADSTAR.COM, INC.

                            STATEMENTS OF CASH FLOWS
(INFORMATION WITH RESPECT TO THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 2000
                                 IS UNAUDITED)

                                                                                             SIX-MONTH PERIOD ENDED
                                                              YEAR ENDED DECEMBER 31,               JUNE 30,
                                                         ---------------------------------   -----------------------
                                                           1997       1998        1999         1999         2000
                                                         --------   --------   -----------   ---------   -----------
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net loss.............................................  $(59,821)  $(69,023)  $(2,864,722)  $(417,599)  $(2,282,560)
  Adjustments to reconcile net loss to net cash used in
    operating activities
    Depreciation and amortization......................    23,523     21,032        91,426      28,433        80,656
    Amortization of debt discount......................        --         --       137,536          --            --
    Stock-based charges................................        --         --       146,600          --       136,922
    Interest on convertible notes......................        --         --        54,967          --            --
    Changes in assets and liabilities:
      Accounts receivable..............................   (25,567)   (20,913)     (335,164)   (155,330)      272,780
      Prepaids and other assets........................       612      1,522      (139,432)   (362,404)       (5,775)
      Accounts payable.................................    20,505    104,371       950,886     173,058      (859,247)
      Accrued expenses.................................   (21,578)    78,248       286,830       1,864      (211,717)
      Deferred revenue.................................    49,500    (16,634)       72,344     (30,123)      (29,531)
      Interest payable.................................        --         --            --          --        45,532
                                                         --------   --------   -----------   ---------   -----------
    Net cash used in operating activities..............   (12,826)    98,603    (1,598,729)   (762,101)   (2,852,940)
                                                         --------   --------   -----------   ---------   -----------
Cash flows from investing activities:
  Purchase of property and equipment...................   (12,902)   (25,532)     (406,126)   (276,874)     (402,041)
                                                         --------   --------   -----------   ---------   -----------
    Net cash used in investing activities..............   (12,902)   (25,532)     (406,126)   (276,874)     (402,041)
                                                         --------   --------   -----------   ---------   -----------
Cash flows from financing activities:
  Proceeds from issuance of convertible notes
    payable............................................        --         --     1,050,000   1,050,000            --
  Proceeds from leasing of property and equipment......        --         --            --          --        68,303
  Proceeds from issuance of notes payable..............     2,500         --     1,950,000          --            --
  Repayment of notes payable...........................        --    (22,500)     (867,244)     (6,260)     (749,466)
  Principal repayments on capital leases...............        --     (3,203)       (6,833)     (3,416)       (3,358)
  Proceeds from sale of stock..........................        --         --        26,300      26,300            --
  Proceeds from initial public offering................        --         --     5,390,641          --            --
  Dividends paid.......................................    (1,000)    (4,849)      (25,523)     (4,773)           --
                                                         --------   --------   -----------   ---------   -----------
    Net cash from (used in) financing activities.......     1,500    (30,552)    7,517,341   1,061,851      (684,521)
                                                         --------   --------   -----------   ---------   -----------
    Net increase (decrease) in cash and cash
      equivalents......................................   (24,228)    42,519     5,512,486      22,876    (3,939,502)
Cash and cash equivalents at beginning of period.......    71,716     47,488        90,007      90,007     5,602,493
                                                         --------   --------   -----------   ---------   -----------
Cash and cash equivalents at end of period.............  $ 47,488   $ 90,007   $ 5,602,493   $ 112,883   $ 1,662,991
                                                         ========   ========   ===========   =========   ===========
Supplemental cash flow disclosures:
  Taxes paid...........................................  $  9,138   $  6,052   $     6,300   $   2,588   $     5,096
  Interest paid........................................  $  7,873   $  4,518   $   139,092   $  15,639   $     9,413
Non cash investing and financing activities
  Purchase of intangible assets, cancellation of an
    option and repayment of accrued liability by
    issuance of a note payable.........................  $     --   $     --   $   751,710   $ 751,710            --
  Issuance of redeemable shares in connection with note
    payable............................................        --         --       137,536          --            --
  Issuance of common stock for note receivable.........        --     26,300            --          --            --
  Property and equipment leases........................        --     15,000            --          --            --
  Dividends declared...................................        --     20,750            --          --            --
  Conversion of notes payable and accrued interest to
    common stock.......................................        --         --     1,104,967          --            --

   The accompanying notes are an integral part of these financial statements.

                                ADSTAR.COM, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS

     AdStar.com, Inc. (the "Company") (formerly Ad-Star Services, Inc.) was incorporated in the State of New York on June 29, 1991 as an S-Corporation under the Internal Revenue Code. On August 31, 1999, the Company reincorporated in Delaware by merging the New York predecessor corporation into the Delaware corporation and issuing to each stockholder of the New York corporation, 25,303 shares of the Delaware corporation with a par value of $0.0001 per share for each issued and outstanding share, no par value, of the New York corporation. On December 13, 1999, the Company authorized and implemented a five-for-nine reverse stock split. The share information in the accompanying financial statements has been retroactively restated to reflect the effect of the stock split. Effective July 1, 1999, the Company converted from an S-Corporation to a C-Corporation. Had the accompanying statements of operations reflected a pro forma tax provision for all periods presented, based upon pre-tax income (loss), as if the Company had been subject to C-Corporation federal and state income taxes, the net income or loss would not have been materially different from that shown.

     The Company's principal business has been the provision of software services which allow for the direct entry of classified advertisements by large commercial advertisers, on a dial-up basis through modems directly into the publishing systems of the Company's customers. The Company's customers are principally located in the United States.

     In June 1999, the Company commenced offering a one-stop marketplace on the World Wide Web for advertisers to buy classified ads. This service enables advertisers to plan, schedule, compose and purchase classified advertising from many print and online publishers, using one interface.

     In December 1999, the Company completed its initial public offering and raised net proceeds of approximately $5,391,000, through the issuance of 1,150,000 units, consisting of one share and one warrant to purchase one share of the Company's common stock. The units traded for 30 days, after which the shares and warrants traded separately.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Unaudited Interim Financial Statements

     The interim financial statements of the Company for the six-month periods ended June 30, 1999 and 2000 included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of June 30, 2000 and the results of operations and its cash flows for the six-month periods ended June 30, 1999 and 2000.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

  Cash and Cash Equivalents

     The Company considers all investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value. At times, cash balances held at financial institutions are in excess of FDIC insurance limits.

  Concentration of Credit Risk and Major Customers

     Financial instruments that potentially subject the Company to significant concentrations of credit risk are principally comprised of trade accounts receivable.

     For the year ended December 31, 1997, one customer accounted for 13% of the Company's revenues, and for the year ended December 31, 1998, two different customers accounted for 9% and 12% of the Company's revenues, respectively. As of December 31, 1998, three customers accounted for 53% of the Company's accounts receivable.

     For the year ended December 31, 1999, one customer accounted for 14% of the Company's revenues. As of December 31, 1999, four customers, in the aggregate, accounted for 51% of the Company's accounts receivable.

     The majority of the Company's customers have historically consisted of newspapers and publishers of classified advertisements. The Company's customers on its Web site are classified advertisers.

  Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. When such items are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are relieved from the accounts and the resulting gain or loss is reflected in operations. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. The depreciation and amortization periods by asset category are as follows:

Furniture and fixtures..............................  7 years
Computer equipment..................................  3 to 5 years
Leasehold improvements..............................  Shorter of useful life or lease term

     Maintenance and minor replacements are charged to expense as incurred while renewals and improvements are capitalized.

  Intangible Assets

     Intangible assets comprise trademarks, license agreements and proprietary technology and are carried at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of the intangible assets of 5 years.

  Long-Lived Assets

     The carrying value of long-lived assets is periodically reviewed by management and impairment losses, if any are recognized when the expected undiscounted future operating cash flows derived from such assets are less than their carrying value. To date, no such impairment has been recorded.

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

  Fair Value of Financial Instruments

     Cash and cash equivalents, accounts receivable, other assets, accounts payable, deferred revenue, notes payable and accrued expenses are carried at cost which approximates their fair value because of the short-term maturity of these instruments.

  Software Costs

     Costs incurred to establish technological feasibility of software developed by the Company are charged to expense as incurred. Costs incurred subsequent to the achievement of technological feasibility are capitalized and amortized over the estimated useful life of the software. Amortization of such costs commences when the software is available for general release to customers. Through December 31, 1999, no such costs have been capitalized, as costs incurred by the Company between completion of the working model and the point at which the product was ready for general release have been insignificant.

  Revenue Recognition

     The Company recognizes revenue from the sale of its software upon delivery and customer acceptance and when collection of the resulting receivable is probable. Maintenance, license fees and user support fees are recognized ratably over the period to which they relate. To the extent that customers make advance payments for installation fees, license fees, user support or maintenance fees, the amount received is deferred until the revenue has been earned. Revenues are recorded net of any discounts.

     The Company also sells hardware to certain customers to support the installation of its Ad-Star technology. The Company charges the customer a small mark-up on the cost of the hardware and recognizes revenue on delivery to the customer. For the years ended December 31, 1997, 1998 and 1999, and the six-month periods ended June 30, 1999 and 2000, sales of hardware totaled approximately $9,000, $94,000 and $132,000, and $88,300 and $51,000,
respectively.

     In June 1999, the Company introduced a Web-based product, which permits advertisers to plan, schedule, compose and purchase advertising from many print and online publishers. The Company recognizes revenues on a per-transaction basis. The manner in which these transaction revenues are recognized depends on the service sold. With respect to ads composed directly on the Company's Web site, and where the advertiser does not have a contract with the publisher, the amount billed to the customer by the Company is recognized if, and when, the Company accepts the customer's ad and charges the customer's credit card. In these transactions, the Company is responsible for the resulting credit risk. Credit card and debit card processing fees and amounts remitted to the publisher on these transactions are recognized as a cost of sale. With respect to ads placed through the Company's Web site, where the customer has a contract with the publisher, the publisher collects the revenues and remits the transaction fee to the Company. In these instances, these transaction fees are recognized when the ad is placed through the Company's system and the collection from a publisher of the resulting receivable is probable. For the year ended December 31, 1999, and the six-month period ended June 30, 2000, Internet revenues totaled approximately $267,000 and $524,000, respectively.

     The Company also recognizes revenue from banner advertising as the impressions are displayed; carriage revenues are recognized as the services are performed. To date, revenues from these services have been immaterial.

  Research and Development Costs

     Costs incurred in the research and development of products are expensed as incurred.

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

  Income Taxes

     The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amounts expected to be realized.

     Effective July 1, 1999, the Company is taxed as a C-Corporation.

     The Company had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code through June 30, 1999. As such, the Company was not subject to income taxes at the corporate level and was subject to reduced franchise tax; either based on a percentage of income or gross payroll costs, which is provided for in the financial statements. The Company's income through June 30, 1999 was included in the tax return of its stockholders and any resultant liability thereon was the individual responsibility of the stockholder.

  Advertising Costs

     The Company expenses the costs of advertising in the periods in which those costs are incurred. Advertising expense was approximately $24,400, $58,800 and $73,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

  Earnings (Loss) Per Share

     Basic earnings (loss) per share is computed by dividing the net income
(loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation when their effect is antidilutive.

     For the years ended December 31, 1997, 1998 and 1999, diluted earnings
(loss) per share does not include 0, 0 and 1,727,769 options and warrants to purchase common stock, as their inclusion is antidilutive.

     For the six-month periods ended June 30, 1999 and 2000, diluted earnings
(loss) per share does not include 141,742 and 1,788,164 options and warrants to purchase common stock and 220,126 and 0 shares issuable on the conversion of notes payable, as their inclusion is antidilutive.

  Comprehensive Income

     In January 1998, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and disclosure of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income generally represents all changes in stockholders' equity (deficit) during the period except those resulting from investments by, or distributions to, stockholders. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, and requires restatement of earlier periods presented. SFAS No. 130 defines comprehensive income as net income plus all other changes in equity from non-owner sources. The Company has no other comprehensive income items and, accordingly, net income equals comprehensive income for all periods presented.

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

  Segment Reporting

     The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," for the year ended December 31, 1998. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of a company's reportable segments. SFAS No. 131 also requires disclosures about products or services, geographic areas and major customers. The Company's management reporting structure provides for only one reportable segment and accordingly, no separate segment information is presented.

  Accounting for Stock-Based Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and has elected the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock for financial reporting purposes and the exercise price of the option. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18.

  Recently Issued Accounting Pronouncements

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" which contains the SEC's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101, as amended is effective in the fourth quarter of 2000. Management are currently assessing the impact SAB 101 will have on the Company's financial statements.

     In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions Involving Stock Based Compensation -- an interpretation of APB No. 25". FIN 44 clarifies the accounting for stock based compensation in certain issues. Management do not believe that FIN 44 will have a material effect on the Company's financial statements.

  Reclassifications

     Certain reclassifications have been made to prior years to conform with current year presentation.

3. RECEIVABLE ON THE SALE OF STOCK

     In April 1998, the Company sold 73,941 shares of common stock for aggregate consideration of $26,300 by issuance of a note receivable bearing interest at 5.6% per annum. In April 1999, the Company received the proceeds in full on the note receivable plus the then outstanding interest.

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

4. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1998 and 1999 and June 30, 2000:

                                                            1998         1999          2000
                                                          ---------    ---------    -----------
                                                                                    (UNAUDITED)
Computer equipment and software, includes equipment held
  under capital lease of $15,000 (1998), $15,000 (1999)
  and $22,000 (2000)....................................  $ 164,752    $ 564,018    $  904,102
Furniture and fixtures, includes items held under
  capital lease of $61,000 (2000).......................     26,752       36,466        98,423
Leasehold improvements..................................      2,854           --            --
                                                          ---------    ---------    ----------
                                                            194,358      600,484     1,002,525
Less: accumulated depreciation and amortization,
  includes accumulated depreciation and amortization on
  assets held under capital leases of $3,000 (1998),
  $10,000 (1999) and $13,500 (2,000)....................   (116,797)    (175,665)     (236,787)
                                                          ---------    ---------    ----------
Net property and equipment..............................  $  77,561    $ 424,819    $  765,738
                                                          =========    =========    ==========

     Depreciation and amortization expense for the years ended December 31, 1997, 1998 and 1999 was approximately $23,500, $21,000 and $59,000, respectively.

5. INTANGIBLE ASSETS

     At December 31, 1999 and June 30, 2000 intangible assets are comprised of:

                                                                1999         2000
                                                              --------    -----------
                                                                          (UNAUDITED)
Cost........................................................  $195,343     $195,343
Less: Accumulated amortization..............................    32,558       52,092
                                                              --------     --------
                                                              $162,785     $143,251
                                                              ========     ========

     In March 1999, the Company purchased the technology, related intellectual property and software rights related to the AdStar technology for $752,000, which includes amounts owed to the seller of approximately $108,000. The Company formerly licensed these assets from the seller. As part of the transaction, the seller also sold its option to purchase 15% of the Company's common stock back to the Company. The net purchase price of approximately $643,000 has been allocated to the technology, related intellectual property and software rights and the option based on their relative fair values. The amount ascribed to the option of approximately $448,000 has been recorded as an increase to stockholders' deficit. The amount ascribed to the technology, related intellectual property and software rights of approximately $195,000 is being amortized over the estimated useful economic life of 5 years.

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

6. NOTES PAYABLE

     At December 31, 1998 and 1999, and June 30, 2000 notes payable consisted of the following:

                                                            1998         1999          2000
                                                           -------    ----------    -----------
                                                                                    (UNAUDITED)
Notes payable bearing interest at 10% per annum, payable
  semiannually. Repaid in full in January 2000...........  $15,000    $   15,000    $       --
Note payable bearing interest at 10% per annum, repayable
  in monthly installments of $8,333 comprising principal
  and interest. Repaid in full in January 2000...........       --       734,466            --
Note payable bearing interest at 6% per annum, due in
  full in October 2001...................................       --     1,100,000     1,100,000
                                                           -------    ----------    ----------
                                                            15,000     1,849,466     1,100,000
Less: short-term portion.................................   15,000       749,466            --
                                                           -------    ----------    ----------
Notes payable, net of current portion....................  $    --    $1,100,000    $1,100,000
                                                           =======    ==========    ==========

  Convertible Unsecured Notes Payable

     In March and April 1999, the Company issued $1,050,000 convertible unsecured notes payable to certain individuals and corporations, bearing interest at 12% per annum payable annually in arrears. The convertible notes and accrued interest automatically converted on the closing of the Company's initial public offering into 231,914 shares of common stock at a conversion price of $4.77 per share.

  Notes Payable

     In July 1999, the Company entered into an $850,000 Loan Agreement with a small business investment company. The note issued under the Loan Agreement bore interest at 14% per annum, and was repayable in 54 equal monthly installments commencing six months after the date of issuance. Pursuant to the Loan Agreement, the small business investment company received 22,534 shares of redeemable common stock for an aggregate consideration of $1,000. In accordance with APB Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," the amount ascribed to the relative value of the stock of $137,536 was recorded as a discount to the note payable and was amortized over the expected term of the note. The Company amortized $137,536 of the debt discount during the year ended December 31,1999. The issuance of the common stock was recorded as redeemable common stock, as the Company had the option to repurchase the stock. On the initial public offering, this option lapsed and the redeemable common stock was transferred to common stock. On the closing of the Company's initial public offering in December 1999, the Company repaid the $850,000 in full.

     On October 21, 1999, the parent company of Paulson Investment Company, the underwriter in the Company's initial public offering, Paulson Capital Corporation, lent the Company $1,100,000 evidenced by a promissory note due on October 21, 2001 bearing interest at 6% per annum payable at maturity.

     In September 1999, a proposed public offering of the Company's securities was declared effective but did not close. On October 21, 1999, in full settlement of the Company's claims, if any, against Paulson Investment Company, the representative of the underwriters in that offering, the Company received $500,000 for the reimbursement of expenses incurred in connection with the offering. During the year ended December 31, 1999, the Company incurred approximately $672,000 of expenses related to the abandoned offering. The actual expenses incurred have been recorded net of the reimbursement in the statement of operations for the year ended December 31, 1999.

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

7. INCOME TAXES

     Prior to June 30, 1999, the Company was taxed as an S-Corporation.

     Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components for the Company's deferred taxes consisted of the following at December 31, 1999:

Deferred tax assets:
  Net operating loss carryforwards..........................  $ 786,000
  Depreciation and amortization.............................      8,000
  Deferred revenue..........................................     14,000
  Other.....................................................    113,000
  Less: Valuation allowance.................................   (921,000)
                                                              ---------
     Net deferred tax asset.................................  $      --
                                                              =========

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Based upon the level of historical losses and projections of future taxable income over the periods in which the deferred tax assets are deductible, a full valuation allowance has been provided as management believes that it is more likely than not, based upon available evidence, that the deferred tax assets will not be realized.

     As of December 31, 1999, the Company has federal and state net operating loss carryforwards of approximately $2,124,000 and $1,062,000, respectively. The federal and state net operating loss carryforwards will begin to expire in 2019 and 2004, respectively. The Company's ability to utilize net operating loss carryforwards may be limited in the event that a change in ownership, as defined in the Internal Revenue Code, occurs.

     The provision for income taxes for the year ended December 31, 1999 differs from the amount that would result from applying the federal statutory rate as follows:

Statutory regular federal income tax rate...................  (34.0)%
Change in valuation allowance...............................   37.5%
State taxes, net of federal benefit.........................   (3.4)%
                                                              -----
Other.......................................................   (0.1)%
                                                              =====

8. CAPITALIZATION

  Preferred Stock

     Under the Company's certificate of incorporation, the Board of Directors is authorized, subject to certain limitations, to issue up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, with each series having different rights, preferences and designations relating to dividends, conversion, voting, redemption and other features. No shares of preferred stock have been issued at December 31, 1998 and 1999 and June 30, 2000.

  Stock Options

     In 1999, the Board of Directors adopted the 1999 Stock Option Plan (the "Plan") in order to attract and retain officers, other key employees, consultants and non-employee directors of the Company. An aggregate of 500,000 shares of common stock has been authorized for issuance under the Plan.

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

     The Plan provides for issuance of nonqualified and incentive stock options to officers, key employees, consultants and non-employee directors to the Company. Each nonqualified stock option shall have an exercise price not less than 100% of the fair value of the common stock on the date of grant, unless as otherwise determined by the committee that administers the Plan. Incentive stock options shall have an exercise price equal to or greater than the fair value of the common stock on the date of grant provided that incentive stock options granted to a 10% holder of the Company's voting stock shall have an exercise price equal to or greater than 110% of the fair market value of the common stock on the date of grant. Each option generally has a term of ten years from the date of grant unless otherwise determined by the committee that administers the Plan. All options granted in 1999 have a five-year term.

     Upon the occurrence of a change in control, as defined, each option granted under the Plan shall thereupon become fully vested and exercisable.

     The following table summarizes activity under the Plan for the year ended December 31, 1999:

                                                                         WEIGHTED
                                                                         AVERAGE
                                                                         EXERCISE
                                                              SHARES      PRICE
                                                              -------    --------
Outstanding at December 31, 1998............................       --        --
  Granted...................................................  327,768     $5.73
  Exercised.................................................       --        --
  Forfeited.................................................       --        --
                                                              -------     -----
Outstanding at December 31, 1999............................  327,768     $5.73
                                                              -------     -----
Options exercisable at December 31, 1999....................  103,673     $5.41
Options available for future grant..........................  172,232
Weighted average fair value of options granted in the
  period....................................................              $0.99

     The following table summarizes information about stock options outstanding at December 31, 1999:

                  OPTIONS OUTSTANDING AT
                     DECEMBER 31, 1999             OPTIONS EXERCISABLE AT
           -------------------------------------     DECEMBER 31, 1999
                           WEIGHTED                ----------------------
                           AVERAGE      WEIGHTED                 WEIGHTED
            NUMBER OF     REMAINING     AVERAGE     NUMBER OF    AVERAGE
EXERCISE     SHARES      CONTRACTUAL    EXERCISE     SHARES      EXERCISE
 PRICE     OUTSTANDING   LIFE (YEARS)    PRICE     EXERCISABLE    PRICE
--------   -----------   ------------   --------   -----------   --------
 $4.77       141,742         4.33        $4.77        64,657      $4.77
 $6.00       115,667         4.96        $6.00        23,461      $6.00
 $7.20        70,359         4.50        $7.20        15,555      $7.20
             -------                                 -------
             327,768                                 103,673
             =======                                 =======

  Fair Value Disclosures

     Prior to the Company's initial public offering, the fair value of each option grant was determined on the date of grant using the minimum value method. The Company calculated the fair value of each option granted

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

on the date of grant using the minimum value method as prescribed by SFAS No. 123 using the following assumptions:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Risk-free interest rate.....................................      5.5%
Expected lives (years)......................................      3.5
Dividend yield..............................................      0.0%
Expected volatility.........................................      0.0%

     The Company has adopted the disclosure only provisions of SFAS No. 123. If compensation cost associated with the Company's stock-based compensation plan had been determined using the fair value prescribed by SFAS No. 123, the Company's net loss would have increased to the pro forma amounts indicated below:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Net loss -- as reported.....................................   $2,864,722
            pro forma.......................................    2,942,893
Loss per share -- as reported...............................        $1.90
                   pro forma................................        $1.95

     Because additional stock options are expected to be granted each year the above pro forma disclosures are not representative of pro forma effects on reported financial results for future years.

  Warrants

     During 1999, the Company granted to three individuals warrants to purchase an aggregate of 50,001 shares of common stock at an exercise price of $6.00 per share. 33,334 of the warrants expire on June 30, 2002 and 16,667 expire on December 15, 2002. The warrants are exercisable from the date of grant. The Company recorded a non-cash charge of $146,600 representing the deemed value of the warrants using the Black-Scholes option-pricing model.

     In connection with the Company's initial public offering, the Company issued 1,150,000 warrants as part of the unit offering. The warrants have an exercise price of $7.20 per share until September 2000 and $9.00 per share thereafter. The warrants expire in December 2004. The Company may redeem the warrants for $0.25 per share commencing June 2000, if the closing price of the Company's stock is greater than or equal to $12.00 per share for 10 consecutive trading days.

  Sale of Company Stock

     In July 1999, a stockholder of the Company sold his entire stockholding of 281,144 shares of common stock to a third party for $500,000. The third party contributed 63,848 of the 281,144 shares of common stock to the Company's capitalization. Pursuant to this agreement, the stockholder agreed to provide technical services to the Company for one year for $100,000.

9. COMMITMENTS AND CONTINGENCIES

     The Company has certain noncancelable operating lease obligations for office space and capital lease obligations for computer equipment. The operating leases are for office space located in New York and in California and expire through March 2005. The leases contain certain escalation clauses based on certain

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

charges that the landlord of the properties may incur over the base year, as defined in the lease agreements. Future minimum lease payments under the noncancelable operating and capital leases as of December 31, 1999 are as follows:

YEARS ENDING                                                  OPERATING     CAPITAL
DECEMBER 31,                                                    LEASES      LEASES
------------                                                  ----------    -------
2000........................................................  $  203,322    $ 6,066
2001........................................................     235,494         --
2002........................................................     216,667         --
2003........................................................     193,049         --
2004........................................................     196,877         --
                                                              ----------    -------
  Total minimum obligations.................................  $1,045,409      6,066
                                                              ==========
Less: Amounts representing interest.........................                 (1,102)
                                                                            -------
Present value of minimum obligations........................                  4,964
Less: Current portion.......................................                 (4,964)
                                                                            -------
Noncurrent portion..........................................                $    --
                                                                            =======

     Rent expense for the years ended December 31, 1997, 1998 and 1999 was approximately $49,700, $50,600 and $78,100, respectively, including month-to-month rentals. Through June 1999, the Company subleased a portion of its office space to a third party on a month-to-month basis. For the years ended December 31, 1997, 1998 and 1999, the Company received approximately $17,500, $15,900 and $7,600, respectively, of sublease income.

  Employment Agreements

     In July 1999, the Company entered into two employment agreements with two officers of the Company. The agreements provide for base salaries of $200,000 per annum effective upon the closing of a qualified initial public offering and certain fringe benefits and are effective through June 30, 2002. The agreements provide that on termination of employment by the Company without cause, or by the employee for good reason, the Company is obligated to pay severance costs based on the higher of the remaining term of the agreement or 12 months.

  License Agreement

     In April 1996, the Company entered into an exclusive license agreement with a software company that developed the facsimile technology. This agreement provides that the Company pays royalties of up to 50% of net revenues generated by the Company on license fees, implementation fees and maintenance fees. This agreement is for an initial term of 20 years, though it can be terminated by the Company upon six months' notice or by the software company in certain circumstances. For the year ended December 31, 1997, 1998 and 1999, the Company paid royalties of approximately $50,000, $140,000 and $17,000, respectively.

  Agency Relationship

     In a listing agreement with the managing underwriter of the Company's initial public offering, IPO.COM was authorized to include the Company's prospectus on the IPO.COM Web site. The listing agreement neither authorized nor requested that any additional information about the Company be provided. However, IPO.COM provided, on other pages reachable from its Web site home page, summary material that it extracted from the Company's prospectus, relating to the Company and its initial public offering. Those pages also provided a direct link to the Company's Web site. Although the managing underwriter did not authorize

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

IPO.COM to do anything other than provide the Company's prospectus, and was not aware that it had done so, the listing agreement may have created an agency relationship with the managing underwriter and, through the managing underwriter with the Company. It may further be possible to argue that the IPO.COM agency so created extended to all of IPO.COM's actions. If that argument is valid, then the summary material contained on the IPO.COM Web site and the information contained in the Company's Web site could be deemed to constitute a prospectus that does not meet the requirements of the Securities Act of 1933. However, the Company and the managing underwriter believe that no agency was created, or, even if an agency relationship is established, IPO.COM was acting outside the scope of its agency authority in posting information on its Web site other than the Company's Prospectus. They also believe that neither the managing underwriter nor the Company is responsible for that material. Additionally, investors in the initial public offering were cautioned not to rely on the Company's Web site as part of the initial public offering prospectus. Even if an agency relationship and responsibility for this other material is established, the other information on the Web site would constitute a violation of the Securities Act only if it is considered without regard to the Company's complete prospectus which also appears on that same Web site. Taken in context with the prospectus the extracts would, in the Company's view, still be considered a preliminary prospectus meeting the requirements of the Securities Act.

     If there is a violation of the Securities Act, then for a period of one year from the date of their purchase of units, investors in the initial public offering could bring a claim against the Company and the underwriters to obtain recovery of the consideration they paid for their units or, if these persons had already sold the units, for damages resulting from their purchase and sale of securities. Recovery would be based on the theory that the summary materials or the materials contained in the Company's Web site were offering materials for which the Company is responsible and which constitute a violation of the Securities Act. If plaintiffs were to prevail, then damages could total up to $6,900,000, plus interest, based on the initial public offering price of $6.00 per unit for 1,150,000 units and further assuming investors seek recovery of damages after a loss of their entire investment and all purchasers in the offering are entitled to this recovery. The Company expects that investors would not be inclined to assert a claim for rescission or damages unless, during the one-year period following the date of their purchase of securities, the trading prices of the securities fall significantly below the initial public offering price. If litigation was instituted and if the plaintiffs were to prevail, the Company's business, results of operations and financial condition would be harmed. However, upon the advice of counsel, the Company believes it has no material liability and would contest any action of this kind vigorously. Further, upon the advice of counsel, the Company believes that only persons who purchased securities on the basis of the material on the IPO.COM Web site, other than the Company's prospectus, would be able to prevail in those actions and then only if they could establish that those other materials did not comply with the Securities Act. Although the Company cannot be certain of the ultimate disposition of this matter, it is the opinion of the Company's management, based upon the advice of counsel and the information available to it, that in the event of an assertion of a claim, if any, for violation of the Securities Act of 1933 related to the IPO.COM Web site or the materials contained in the Company's Web site based on the agency theory above, the likelihood of a recovery is remote. Consequently, based on the advice of counsel, the Company's management believes that the expected outcome of this matter will not significant affect the results of operations and financial condition of the Company.

10. SUBSEQUENT EVENTS (UNAUDITED)

     In March 2000, the Company granted to a consultant, warrants to purchase in aggregate 40,000 shares of common stock at an exercise price of $10.00 per share. The warrants expire in March 2005 and are exercisable upon vesting. 25,000 of the warrants vest immediately and 15,000 of them vest when the consultant achieves certain performance goals or, if not then vested, on the fifth anniversary of the date of grant, provided the consultant is still providing services to the Company. In connection with the 25,000 warrants, the Company recorded deferred compensation of $157,408 representing the fair value of the warrants using the Black-

                                ADSTAR.COM, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
       (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND 2000 IS UNAUDITED)

Scholes option-pricing model. For the six-month period ended June 30, 2000, approximately $52,500 of the deferred compensation was charged to expense. The Company will record additional non-cash charges associated with the remaining 15,000 options over the service period. To date such charges have been immaterial.

     The Company established a vendor compensation plan whereby it may compensate vendors in shares of its common stock in lieu of cash. Under the plan, 200,000 shares are available for issuance. In the six-month period ended June 30, 2000, 12,921 shares were issued to vendors under the plan representing compensation of approximately $92,500. Of that amount, approximately $84,500 was expensed in the six-month period. The balance is deferred and amortized over periods of three or eleven months.

     In April 2000, the Company entered into an equipment leasing agreement with a commercial bank, which provides up to $100,000 for financing of capital equipment. As of June 30, 2000, the Company had financed asset purchases of approximately $68,000 under the agreement.

     For the six-month period ended June 30, 2000, the Company granted stock options to employees to purchase 34,639 shares of common stock at an average exercise price of $6.24 per share. In addition, options to purchase 13,974 shares were forfeited. As of June 30, 2000, the Company has stock options outstanding to purchase 348,163 shares of common stock.

------------------------------------------------------
------------------------------------------------------

     YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE SALE OF THE UNITS MEANS THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE UNITS IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3

Risk Factors..........................    6

Use of Proceeds.......................   12

Price Range of Common Stock...........   13

Dividend Policy.......................   13

Dilution..............................   13

Capitalization........................   14

Selected Financial Data...............   15

Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   16

Business..............................   22

Management............................   30

Certain Transactions..................   33

Principal Stockholders................   34

Description of Securities.............   35

Shares Eligible for Future Sale.......   37

Underwriting..........................   39

Legal Matters.........................   42

Experts...............................   42

Available Information.................   42

Index to Financial Statements.........  F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                2,000,000 SHARES

                                  COMMON STOCK

                               [ADSTAR.COM LOGO]
                                   ----------

                                   PROSPECTUS
                                   ----------
                               PAULSON INVESTMENT
                                 COMPANY, INC.
                                           , 2000
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes a Delaware corporation to indemnify its officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit a director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the company or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant be eliminated to the fullest extent permitted under Section 102(b) of the Delaware General Corporation law.

     Article NINTH of the Registrant's Certificate of Incorporation and the Registrant's By-laws provides that all persons whom the Registrant is empowered to indemnify pursuant to the provisions of Section 145 of the Delaware General Corporation law (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable.

     Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses (other than the underwriting discounts and commissions and the representative's non-accountable expense allowance) expected to be incurred in connection with the issuance and distribution of the securities being registered. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

Securities and Exchange Commission Filing Fee...............  $  1,174
National Association of Securities Dealers, Inc. Filing
  Fee.......................................................     1,000
Nasdaq Additional Listing Fee...............................     7,500
Accounting Fees.............................................    15,000
Legal Fees..................................................    40,000
Printing and Engraving Expenses.............................    50,000
Blue Sky Fees and Expenses..................................    17,000
Transfer and Warrant Agent fees.............................     1,500
Miscellaneous Expenses......................................    26,826
                                                              --------
  Total.....................................................  $160,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Since July 1997 the Registrant has issued securities without registration under the Securities Act in the following transactions:

          1. In March 1999 we purchased the technology, intellectual property and software rights related to the AdStar technology for $751,710 by the issuance of our 10% note payable in monthly installments of $8,333 and prepayable on the consummation of our initial public offering. The note was paid at the closing of our initial public offering in December 1999.

          2. On April 15, 1998 Registrant issued 73,941 shares to Adam Left, an officer of the Company, for a purchase price of $26,300.

          3. During the period from March 1999 through April 30, 1999 the Registrant issued convertible notes in the aggregate principal amount of $1,050,000 to eight investors entitling the holders to purchase an aggregate of 231,914 shares of common stock. The notes were converted on the effective date of our initial public offering in December 1999.

          4. In July 1999 the Registrant issued 22,534 shares to a small business investment company in connection with an $850,000 loan by it to the Registrant.

          5. On July 15, 1999 the Registrant issued three year warrants to Jonathan Cohen and PS Capital to purchase an aggregate of 33,334 shares of common stock at the initial public offering price per share.

          6. In October 1999 the Registrant issued a $1.1 million 6% promissory note due October 2001 to Paulson Capital Corporation.

          7. On December 16, 1999 the Registrant issued three year warrants to Net Catalyst LLC to purchase 16,667 shares of common stock at $6.00 per share.

          8. In March 2000 the Registrant issued five year warrants to a consultant to purchase 40,000 shares of common stock at $10.00 per share.

          9. In March 2000 the Registrant established a vendor compensation plan whereby it may compensate vendors in shares of its common stock in lieu of cash. Under the plan, 200,000 shares are available for issuance. In the six-month period ended June 30, 2000, 12,921 shares were issued to four vendors under the plan.

     The sales and issuances of the common stock, warrants, promissory note and convertible notes described Item 1 through 6 and above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(6) as transactions not involving a public offering. In addition, we also relied on Regulation 701 as exempting the issuance of shares described in Item 2 above and 4(2) in exempting the issuance of shares described in Items 2 through 9 above, from registration. The Registrant made a determination that each of the purchasers was a sophisticated investor. The purchasers in these private offerings represented their intention to acquire the securities for investment only and not with a view to their distribution. Appropriate legends were affixed to the stock certificates and warrants issued in these transactions. All purchasers had adequate access, to sufficient information about the Registrant to make an informed investment decision. None of the securities was sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

ITEM 27.  EXHIBITS


EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  1.1     --   Revised Form of Underwriting Agreement
  3.1     --   Certificate of Incorporation of the Company(1)
  3.1a    --   Proposed Amendment to Certificate of Incorporation(1)
  3.2     --   By-Laws of the Company(1)
  3.3     --   Agreement and Plan of Merger(1)
  4.1     --   Specimen Stock Certificate(1)
  4.2     --   Revised Form of Underwriter's Warrant
  5.1     --   Revised Opinion of Morse; Zelnick, Rose & Lander, LLP
 10.1     --   1999 Stock Option Plan(1)
 10.4     --   Employment Agreement between the Company and Leslie
               Bernhard(1)
 10.5     --   Employment Agreement between the Company and Eli Rousso(1)
 10.6     --   Memorandum of Agreement between the Company and
               CareerPath.com LLC dated March 11, 1999(1)
 10.7     --   Distribution and Service Agreement dated February 9, 1999 by and between the Company and PowerAdz(1)
 10.8     --   Distribution and Service Agreement dated November 19, 1998 by and between the Company and AdOne Classified Network,
               Inc.(1)
 10.9     --   Agreement dated March 16, 1999 by and between James E. Mann and the Company(1)
 10.10    --   Form of warrant to purchase 16,667 shares of Common Stock
               issued to Jonathan Cohen and Ronald Posner(1)
 10.12    --   Loan and Subscription Agreement dated July 13, 1999 by and between the Company and Interequity Capital Partners L.P.(1)
 10.13    --   Form of Subscription Agreement for 12% Convertible
               Subordinated Unsecured Promissory Note(1)
 10.14    --   Form of 12% Convertible Subordinated Unsecured Promissory
               Note(1)
 10.15    --   Form of Shareholders' Agreement by and among the Company,
               its principal stockholders and certain investors(1)
 10.16    --   Employment Agreement dated July 20, 1998 between Adam Left and the Company and amendment dated July 15, 1999(1)
 10.17    --   Employment Agreement dated as of April 12, 1999 between
               Michael Kline and the Company(1)
 10.18    --   Promissory Note issued to Paulson Capital Corporation(1)
 10.19    --   Distribution and Service Agreement dated as of September 3,
               1999 by and between the Company and Landon Media Group,
               Inc.(2)
 10.20    --   Distribution and Service Agreement dated as of August 30,
               1999 by and between the Company and Career Engine(2)
 10.21    --   Distribution and Service Agreement dated as of August 27,
               1999 by and between the Company and CareerPath.com(2)
 10.22    --   INTENTIONALLY LEFT BLANK
 10.23    --   Engagement Agreement, dated March 7, 2000, between RCG
               Capital Markets Group and the Company(3)
 10.24    --   First Amendment of Office Lease and Parking License
               Agreement, dated December 13, 1999, between TIAA Realty,
               Inc. and the Company.(3)

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
 10.25    --   Second Amendment of Office Lease and Parking License
               Agreement, dated March 24, 2000, between TIAA Realty, Inc.
               and the Company(3)
 23.1     --   Consent of PricewaterhouseCoopers LLP
 23.2     --   Consent of Morse, Zelnick, Rose & Lander, LLP (included in
               Exhibit 5.1).
 24.      --   Power of Attorney (included in signature page).

---------------
(1) Filed as an exhibit with the same number to Registration Statement No. 333-84209, and incorporated herein by reference.

(2) Filed as an exhibit with the same number to Registration Statement No. 333-90649 and incorporated herein by reference.

(3) Filed as an exhibit with the same number to Quarterly Report on Form 10QSB for the period ended March 31, 2000 and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to:

          (1) file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

             (i) include any prospectus required by Section 10(a) (3) of the Securities Act;

             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) include any additional or changed material information on the plan of distribution;

          (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of Such securities at that time shall be deemed to be the initial bonafide offering of such securities.

          (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The undersigned Registrant hereby undertakes (1) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and (3) that for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement herein, and treat the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on September 13, 2000.


                                          ADSTAR.COM, INC.

                                          By: /s/ LESLIE BERNHARD
                                            ------------------------------------
                                            Leslie Bernhard, President

     ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie Bernhard and Stephen A. Zelnick, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 13, 2000.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

Leslie Bernhard*
                                                       President, Chief Executive Officer and
                                                       Director

Eli Rousso*
                                                       Executive Vice President, Chief Technology
                                                       Officer and Director

Benjamin J. Douek*
                                                       Senior Vice President, Chief Financial Officer
                                                       and Director



*By: /s/ LESLIE BERNHARD

     ---------------------------------------------------------

     Leslie Bernhard,


     Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.
-------                                DESCRIPTION
  1.1     --   Revised Form of Underwriting Agreement
  3.1     --   Certificate of Incorporation of the Company(1)
  3.1a    --   Proposed Amendment to Certificate of Incorporation(1)
  3.2     --   By-Laws of the Company(1)
  3.3     --   Agreement and Plan of Merger(1)
  4.1     --   Specimen Stock Certificate(1)
  4.2     --   Revised Form of Underwriter's Warrant
  5.1     --   Revised Opinion of Morse; Zelnick, Rose & Lander, LLP
 10.1     --   1999 Stock Option Plan(1)
 10.4     --   Employment Agreement between the Company and Leslie
               Bernhard(1)
 10.5     --   Employment Agreement between the Company and Eli Rousso(1)
 10.6     --   Memorandum of Agreement between the Company and
               CareerPath.com LLC dated March 11, 1999(1)
 10.7     --   Distribution and Service Agreement dated February 9, 1999 by and between the Company and PowerAdz(1)
 10.8     --   Distribution and Service Agreement dated November 19, 1998 by and between the Company and AdOne Classified Network,
               Inc.(1)
 10.9     --   Agreement dated March 16, 1999 by and between James E. Mann and the Company(1)
 10.10    --   Form of warrant to purchase 16,667 shares of Common Stock
               issued to Jonathan Cohen and Ronald Posner(1)
 10.12    --   Loan and Subscription Agreement dated July 13, 1999 by and between the Company and Interequity Capital Partners L.P.(1)
 10.13    --   Form of Subscription Agreement for 12% Convertible
               Subordinated Unsecured Promissory Note(1)
 10.14    --   Form of 12% Convertible Subordinated Unsecured Promissory
               Note(1)
 10.15    --   Form of Shareholders' Agreement by and among the Company,
               its principal stockholders and certain investors(1)
 10.16    --   Employment Agreement dated July 20, 1998 between Adam Left and the Company and amendment dated July 15, 1999(1)
 10.17    --   Employment Agreement dated as of April 12, 1999 between
               Michael Kline and the Company(1)
 10.18    --   Promissory Note issued to Paulson Capital Corporation(1)
 10.19    --   Distribution and Service Agreement dated as of September 3,
               1999 by and between the Company and Landon Media Group,
               Inc.(2)
 10.20    --   Distribution and Service Agreement dated as of August 30,
               1999 by and between the Company and Career Engine(2)
 10.21    --   Distribution and Service Agreement dated as of August 27,
               1999 by and between the Company and CareerPath.com(2)
 10.22    --   INTENTIONALLY LEFT BLANK
 10.23    --   Engagement Agreement, dated March 7, 2000, between RCG
               Capital Markets Group and the Company(3)

EXHIBIT
  NO.
-------                                DESCRIPTION
 10.24    --   First Amendment of Office Lease and Parking License
               Agreement, dated December 13, 1999, between TIAA Realty,
               Inc. and the Company.(3)
 10.25    --   Second Amendment of Office Lease and Parking License
               Agreement, dated March 24, 2000, between TIAA Realty, Inc.
               and the Company(3)
 23.1     --   Consent of PricewaterhouseCoopers LLP
 23.2     --   Consent of Morse, Zelnick, Rose & Lander, LLP (included in
               Exhibit 5.1).
 24.      --   Power of Attorney (included in signature page).

---------------
(1) Filed as an exhibit with the same number to Registration Statement No. 333-84209, and incorporated herein by reference.

(2) Filed as an exhibit with the same number to Registration Statement No. 333-90649 and incorporated herein by reference.

(3) Filed as an exhibit with the same number to Quarterly Report on Form 10QSB for the period ended March 31, 2000 and incorporated herein by reference.